                                                                    EXHIBIT 10.1


                                                                      SCOTTSDALE
















                           CONSTRUCTION LOAN AGREEMENT

                            Dated: September 28, 2000

                                     Between

                               ARC SCOTTSDALE, LLC

                                  ("Borrower")

                                       and

                    GUARANTY FEDERAL BANK, F.S.B. ("Lender")

                                $12,030,000 LOAN

         FOR A ONE HUNDRED EIGHTEEN (118) UNIT ASSISTED LIVING FACILITY

                 LOCATED IN SCOTTSDALE, MARICOPA COUNTY, ARIZONA

                                TABLE OF CONTENTS

                                                                                   Page
1.  BACKGROUND                                                                     - 1 -
             1.1      Defined Terms                                                - 1 -
             1.2      Borrower                                                     - 1 -
             1.3      Land and Improvements; Property                              - 1 -
             1.4      Intentionally Omitted                                        - 1 -
             1.5      Plans, Borrower's Architect and Architect's Contract         - 1 -
             1.6      General Contract                                             - 2 -
             1.7      Loan                                                         - 2 -
             1.8      Schedule of Work and Completion Date; Schedule of Draws      - 2 -
             1.9      Project Budget                                               - 2 -
             1.10     Construction Agency Agreement                                - 2 -
             1.11     Use of Loan Proceeds                                         - 2 -

2.  LOAN PROVISIONS                                                                - 2 -
             2.1      Amount of Loan                                               - 2 -
             2.2      Term of Loan                                                 - 2 -
             2.3      Interest Rate and Payment Terms                              - 2 -
             2.5      Acceleration                                                 - 3 -

3.  SECURITY FOR THE LOAN; LOAN AND SECURITY DOCUMENTS                             - 3 -
             3.1      Security                                                     - 3 -
                      3.1.1    Deed of Trust and Security Agreement                - 3 -
                      3.1.2    Assignment of Leases and Rents                      - 3 -
                      3.1.3    Collateral Assignment of Contracts                  - 3 -
                      3.1.4    Consent from the General Contractor                 - 3 -
                      3.1.5    Consent from Architect                              - 3 -
                      3.1.6    Additional Security Documents                       - 4 -
             3.2      Loan Documents and Security Documents                        - 4 -

4.  CONTINUING AUTHORITY OF AUTHORIZED REPRESENTATIVES                             - 4 -

5.  CONSTRUCTION DOCUMENTS                                                         - 5 -
             5.1      Approved Construction Documents                              - 5 -
             5.2      Limits on Change in Architect or General Contractor          - 5 -
             5.3      Limits on Change in Approved Construction Documents or
                      Project Budget                                               - 5 -
                      5.3.1    Changes To Plans and Specifications, Contracts      - 5 -
                      5.3.2    Changes To Project Budget                           - 5 -
                      5.3.3    Changes To Approved Construction Documents          - 5 -
                      5.3.4    Changes To Work Schedule                            - 5 -

6.  FUNDING PROCEDURES                                                             - 6 -
             6.1      Procedures and Limits                                        - 6 -
                      6.1.1    Written Requests                                    - 6 -
                      6.1.2    Requisitions, Certifications and Waivers            - 6 -
                      6.1.3    General Limits                                      - 7 -
                      6.1.4    Final Construction Advance                          - 7 -
                      6.1.5    Total Limit                                         - 8 -
             6.2      Owner's Equity; Additional Funds From Borrower               - 8 -
             6.3      Balancing of Loan and Borrower's Deposit                     - 8 -
             6.4      Other Conditions                                             - 8 -

7.  CONDITIONS PRECEDENT                                                           - 8 -
             7.1      Closing Loan and Funding First Loan Advance                  - 8 -
                      7.1.1    Satisfactory Loan Documents                         - 9 -
                      7.1.2    No Material Change                                  - 9 -
                      7.1.3    Warranties and Representations Accurate             - 9 -
                      7.1.4    Financials and Appraisals                           - 9 -
                      7.1.5    Validity and Sufficiency of Security Documents      - 9 -
                      7.1.6    No Other Liens; Taxes and Municipal Charges
                                       Current                                     - 9 -
                      7.1.7    Project and Construction Matters                    - 9 -
                      7.1.8    Compliance With Law                                 - 10 -
                      7.1.9    Title Insurance; Other Evidence of Perfection       - 10 -
                      7.1.10   Survey                                              - 10 -
                      7.1.11   Condition of Property                               - 10 -
                      7.1.12   No Takings                                          - 11 -
                      7.1.13   Insurance                                           - 11 -
                      7.1.14   Hazardous Waste                                     - 11 -
                      7.1.15   Organizational Agreements                           - 11 -
                      7.1.17   Legal and Other Opinions                            - 11 -
                      7.1.18   No Equity Deficiency                                - 12 -
                      7.1.19   Initial Draw Package                                - 12 -
                      7.1.20   No Default                                          - 12 -
             7.2      Subsequent Advances                                          - 12 -
                      7.2.1    Title Endorsement                                   - 12 -
                      7.2.2    Requisitions and Certificates                       - 12 -
                      7.2.3    Sufficient Funds                                    - 12 -
                      7.2.4    No Violation                                        - 12 -
                      7.2.5    Compliance with Approved Construction
                                       Documents                                   - 12 -
                      7.2.6    No Casualty or Taking                               - 12 -
                      7.2.7    No Adverse Changes; No Other Default                - 13 -
                      7.2.8    Other Certificates and Opinions                     - 13 -
                      7.2.9    Interest Reserve                                    - 13 -
                      7.2.10   Operating Deficit Reserve                           - 13 -
                      7.2.11   Advances to General Contractor                      - 14 -

8.  WARRANTIES AND REPRESENTATIONS                                                 - 14 -
             8.1      Financial Information                                        - 14 -
             8.2      No Violations                                                - 14 -
             8.3      No Litigation                                                - 14 -
             8.4      Construction Documents and Other Agreements                  - 14 -
             8.5      Quality of Work                                              - 15 -
             8.6      Work to Comply                                               - 15 -
             8.7      Required Licenses and Permits                                - 15 -
             8.8      Curb Cuts and Utility Connections                            - 15 -
             8.9      Good Title and No Liens                                      - 15 -
             8.10     Use of Proceeds                                              - 15 -
             8.11     Entity Matters                                               - 16 -
                      8.11.1   Organization                                        - 16 -
                      8.11.2   Authorization                                       - 16 -
             8.12     Valid and Binding                                            - 16 -
             8.13     Deferred Compensation and ERISA                              - 16 -
             8.14     Conditions Satisfied                                         - 16 -
             8.15     No Material Change; No Default                               - 16 -
             8.16     No Broker or Finder                                          - 17 -
             8.17     Background Information and Certificates                      - 17 -

             8.18     Project Budget Amounts                                       - 17 -
             8.19     Commencement of Construction                                 - 17 -
             8.20     Guarantor's and Manager's Warranties and Representations     - 17 -

9.  COVENANTS                                                                      - 17 -
             9.1      Notices                                                      - 17 -
             9.2      Financial Statements and Reports                             - 18 -
             9.3      Payment of Taxes and Other Obligations                       - 18 -
             9.4      Conduct of Business, Compliance With Law                     - 18 -
             9.5      Insurance                                                    - 18 -
             9.6      Restrictions on Liens, Transfers and Additional Debt         - 18 -
                      9.6.1    Prohibited Transactions                             - 18 -
                      9.6.2    Permitted Transactions                              - 19 -
                      9.6.3    Permitted Transfers                                 - 19 -
                      9.6.4    Permitted Additional Debt                           - 19 -
                      9.6.5    Right To Accelerate Loan                            - 20 -
                      9.6.6    Lender's Options                                    - 20 -
             9.7      Limits on Guaranties and Distributions                       - 20 -
             9.8      Indemnification Against Payment of Brokers' Fees             - 20 -
             9.9      No Merger or Acquisition                                     - 20 -
             9.10     Construction and Completion of Improvements                  - 20 -
             9.11     Delivery of Certified As-Built Plans                         - 21 -
             9.12     Estoppel Certificate                                         - 21 -
             9.13     Costs and Expenses                                           - 21 -
             9.14     Compliance with Legal Requirements                           - 21 -
             9.15     Indemnification                                              - 21 -
             9.16     Updated Appraisals                                           - 22 -
                      9.16.1   Right to Updated Appraisals                         - 22 -
                      9.16.2   Costs of Appraisal                                  - 22 -
             9.17     Inspecting Architect                                         - 22 -
             9.18     Intentionally Omitted                                        - 23 -
             9.19     Off-Site Work                                                - 23 -
             9.20     Storage of Materials                                         - 23 -
             9.21     Management                                                   - 23 -

10. SPECIAL PROVISIONS                                                             - 24 -
             10.1     Right to Contest                                             - 24 -
                      10.1.1   Taxes and Claims by Third Parties                   - 24 -
                      10.1.2   Legal Requirements                                  - 24 -
             10.2     Limited Recourse Provisions                                  - 24 -
                      10.2.1   Loan Nonrecourse to Borrower                        - 24 -
                      10.2.2   Additional Matters                                  - 25 -

11. EVENTS OF DEFAULT                                                              - 25 -
             11.1     Default and Events of Default                                - 25 -
                      11.1.1   Generally                                           - 25 -
                      11.1.2   Note, Mortgage and Other Loan Documents             - 26 -
                      11.1.3   Default Under Assigned Contract                     - 26 -
                      11.1.4   Guarantor or Manager Default                        - 26 -
                      11.1.5   Completion Date                                     - 26 -
                      11.1.6   Financial Status and Insolvency                     - 26 -
                               11.1.7  Liens                                       - 27 -
                               11.1.8  Breach of Representation or Warranty        - 27 -
                               11.1.9  Intentionally Omitted                       - 27 -
                               11.1.10 Cessation of Work                           - 27 -
                               11.1.11 Licensure                                   - 27 -

                               11.1.12 Government Fraud                            - 27 -
             11.2     Grace Periods and Notice                                     - 28 -
                      11.2.1   No Notice or Grace Period                           - 28 -
                      11.2.2   Nonpayment of Interest and Principal                - 28 -
                      11.2.3   Monetary Defaults                                   - 28 -
                      11.2.4   Nonmonetary Defaults Capable of Cure                - 28 -
             11.3     Certain Lender Remedies                                      - 29 -
                      11.3.1   Withhold Loan Advance                               - 29 -
                      11.3.2   Accelerate Debt                                     - 29 -
                      11.3.3   Pursue Remedies                                     - 29 -
             11.4     Written Waivers                                              - 29 -

12. ADDITIONAL REMEDIES OF LENDER                                                  - 29 -
             12.1     Remedies                                                     - 29 -
                      12.1.1   Complete Improvements                               - 29 -
                      12.1.2   Discontinue Work                                    - 29 -
                      12.1.3   Take Over                                           - 30 -
                      12.1.4   Take Other Actions                                  - 30 -
             12.2     Interest and Other Charges                                   - 30 -
             12.3     Authorization                                                - 30 -

13. SECURITY INTEREST AND SET-OFF                                                  - 30 -
             13.1     Security Interest                                            - 30 -
             13.2     Set-Off                                                      - 31 -
             13.3     Additional Rights                                            - 31 -

14. CASUALTY AND TAKING                                                            - 31 -
             14.1     Casualty and Obligation To Repair                            - 31 -
             14.2     Adjustment of Claims                                         - 31 -
             14.3     Payment and Application of Insurance Proceeds                - 31 -
             14.4     Conditions To Release of Insurance Proceeds                  - 32 -
                      14.4.1   Prior To Substantial Completion                     - 32 -
                      14.4.2   After Substantial Completion                        - 32 -
             14.5     Taking                                                       - 33 -

15. GENERAL PROVISIONS                                                             - 33 -
             15.1     Notices                                                      - 33 -
             15.2     Limitations on Assignment                                    - 34 -
             15.3     Further Assurances                                           - 35 -
             15.4     Payments to be Charged as an Advance                         - 35 -
             15.5     Parties Bound                                                - 35 -
             15.6     Waivers, Extensions and Releases                             - 35 -
             15.7     Governing Law, Consent to Jurisdiction, Mutual Waiver
                      of Jury Trial                                                - 35 -
                      15.7.1   Substantial Relationship                            - 35 -
                      15.7.2   Place of Delivery                                   - 36 -
                      15.7.3   Governing Law                                       - 36 -
                      15.7.4   Intentionally omitted                               - 36 -
                      15.7.5   Consent to Jurisdiction                             - 36 -
                      15.7.6   JURY TRIAL WAIVER                                   - 36 -
             15.8     Survival                                                     - 36 -
             15.9     Cumulative Rights                                            - 36 -
             15.10    Claims Against Lender                                        - 36 -
                      15.10.1  Borrower Must Notify                                - 36 -
                      15.10.2  Remedies                                            - 37 -
                      15.10.3  Limitations                                         - 37 -

             15.11    Obligations Absolute                                         - 37 -
             15.12    Table of Contents, Title and Headings                        - 37 -
             15.13    Counterparts                                                 - 37 -
             15.14    Monthly Statements                                           - 38 -
             15.15    Lender's Right to Transfer                                   - 38 -
             15.16    Time of the Essence                                          - 39 -
             15.17    No Oral Change                                               - 39 -
             15.18    Rights of Third Parties                                      - 39 -
             15.19    Evidence of Satisfaction of Conditions                       - 39 -
             15.20    Exhibits                                                     - 40 -

EXHIBITS                                                                           - 43 -

EXHIBIT A TO LOAN AGREEMENT
         DEFINITIONS                                                               - 1 -

EXHIBIT B TO LOAN AGREEMENT
         HEALTHCARE RIDER                                                          - 10 -

EXHIBIT C TO LOAN AGREEMENT

         AUTHORIZED REPRESENTATIVES                                                - 11 -

EXHIBIT D TO AGREEMENT

         REQUIRED PROPERTY, HAZARD AND OTHER INSURANCE                             - 1 -

EXHIBIT E TO LOAN AGREEMENT                                                        - 3 -

EXHIBIT F TO LOAN AGREEMENT

         IDENTIFICATION OF CONTRACTORS AND CONSTRUCTION CONTRACTS                  - 4 -

EXHIBIT G TO LOAN AGREEMENT

         PROPOSED SCHEDULE OF WORK AND PROPOSED SCHEDULE OF DRAWS                  - 5 -

EXHIBIT H TO LOAN AGREEMENT

         PROJECT BUDGET                                                            - 6 -

                           CONSTRUCTION LOAN AGREEMENT

         This agreement (this "Agreement") is made and entered into as of the 28th day of September, 2000, by and between ARC SCOTTSDALE, LLC, a Tennessee limited liability company ("Borrower") and GUARANTY FEDERAL BANK, F.S.B. ("Lender").

                                   WITNESSETH:

1. BACKGROUND.

2.

2.1 Defined Terms. Capitalized terms used in this Agreement are defined either in Exhibit A, or in specific sections of this Agreement, or in another Loan Document, as referenced in Exhibit A.

1.1 Borrower. Borrower is a Tennessee limited liability company with an address c/o American Retirement Corporation, 111 Westwood Place, Suite 402, Brentwood, Tennessee 37027.

1.2

1.3 Land and Improvements; Property. Borrower is the owner of approximately 4.5 acres of land, more or less ("Land"), located in Scottsdale, Maricopa County, Arizona, and more particularly described in the survey entitled "ALTA/ACSM LAND TITLE SURVEY" ("Survey Plan") prepared by Wood/Patel Civil Engineers ("Surveyor"). Borrower proposes to construct on a portion of the Land a one hundred eighteen (118) unit assisted living/Alzheimer's facility (said facility together with all site improvements, buildings systems, equipment and related fixtures now or hereafter existing on the Land and any substitution or replacements of the same are referred to herein as the "Improvements" or "Project") to be managed by ARC Management, LLC, a Tennessee limited liability company ("Manager"). The Land and Improvements are collectively called the "Property".

1.4

1.5 Intentionally Omitted.

1.6

1.7 Plans, Borrower's Architect and Architect's Contract. The Improvements are to be constructed and completed in accordance with the plans, specifications and working drawings ("Plans and Specifications") prepared by Architectural Concepts, Inc. ("Borrower's Architect") pursuant to the architect's contract dated June 1, 1998, amended on August 16, 1999 ("Architect's Contract").

1.8

1.9 General Contract. The construction of the Improvements shall be implemented by Sundt Construction, Inc., as general contractor, as amended on November 17, 1998 ("General Contractor"), pursuant to a general contract ("General Contract") dated as of November 17, 1998.

1.10

1.11 Loan. Subject to all of the terms, conditions and provisions of this Agreement, and of the agreements and instruments referred to herein, Lender agrees to make the Loan ("Commitment") and Borrower agrees to accept and repay the Loan.

1.12

1.13 Schedule of Work and Completion Date; Schedule of Draws. The work necessary to complete the Improvements is to be undertaken and completed in accordance with the schedule previously submitted to Lender ("Proposed Schedule of Work") and Substantially Completed by ____________________, ______ ("Substantial Completion Date") and Fully Completed by the end of a thirty (30) day period immediately following Substantial Completion ("Full Completion Date").

1.14

1.15 Project Budget. Borrower has submitted to Lender a line item budget ("Project Budget") which is annexed hereto as Exhibit E for construction costs ("Hard Costs") and all other costs ("Soft Costs"), including contingencies and carrying costs, for the Project through the maturity date of the Loan in the estimated total amount set forth in Exhibit E attached hereto.

1.16

1.17 Intentionally Omitted.

1.18

1.19 Use of Loan Proceeds. Borrower has applied to Lender for a loan of $12,030,000.00 ("Loan"), the proceeds of which are to be used for the payment of Project Costs.

1. LOAN PROVISIONS.

2.

2.1 Amount of Loan. In no event shall the amount of the Loan and Commitment exceed $12,030,000.00.

1.1 Term of Loan. The Loan shall be for the term provided in the Note.

1.2

1.3 Interest Rate and Payment Terms. The Loan shall be payable as to interest and principal in accordance with the provisions of the Note. The Note also provides for interest at a Default Rate and prepayment rights and fees.

1.4

1.5 Intentionally Omitted.

1.6

1.7 Acceleration. The Loan may be accelerated, at the option of Lender, during the continuance of an Event of Default. Upon such an acceleration, all principal, accrued interest and costs and expenses shall be due and payable together with interest on such principal after acceleration at the Default Rate.

1. SECURITY FOR THE LOAN; LOAN AND SECURITY DOCUMENTS.

2.

2.1 Security. The Loan together with interest thereon and all other charges and amounts payable by, and all other obligations of, Borrower to Lender, with respect to the Property or the Project, whenever incurred, direct or indirect, absolute or contingent ("Obligations") shall be secured by the following liens, collateral assignments and other rights and interests (the "Security") which Borrower agrees to provide and maintain:

    1.1.1 Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing. A first priority deed of trust and security agreement ("Mortgage") granted by Borrower on its interests in (i) the Property (which totals approximately 4.5 acres of land), (ii) all land, improvements, furniture, fixtures, equipment, and other assets (including, without limitation, contracts, contract rights, accounts, Licenses and Permits and general intangibles), including all after-acquired property, Borrower has or obtains any interest in connection with the Property or the Project, and (iii) all insurance proceeds and other proceeds therefrom.

    1.1.1 Assignment of Leases and Rents. A first priority collateral assignment of leases and rents ("Assignment of Leases and Rents") with respect to all leases of the Property and all income and profits to be derived from the operation and leasing of the Property.

    1.1.1 Collateral Assignment of Contracts. A first priority assignment ("Collateral Assignment") with respect to the Licenses and Permits and all other contracts, agreements and warranties, now owned or hereafter acquired by Borrower or Manager and related in any manner to the Property.

    1.1.1 Consent from the General Contractor. A consent from the General Contractor providing that Lender shall have the right in the event of the exercise by Lender of its rights under the Loan Documents to complete the Improvements and to use the services of General Contractor in connection therewith, subject only to the payment of sums which become due under the General Contract.

    1.1.1 Consent from Architect. A specific consent from the Architect (the "Architect's Consent") providing that: (i) Lender shall have the right in the event of the exercise by Lender of its rights under the Loan Documents to complete the Improvements, or any other part of the Project, to use the Plans and Specifications, without additional charge, and to use the Architect's services under the Architect's Contract upon payment only for services rendered after the exercise by Lender of its rights under the Assignment of Contracts, and (ii) the Architect shall provide, without additional charge to Lender, the certificates and reports required by this Loan Agreement.

    1.1.1 Additional Security Documents. A Guaranty (herein so called) from ARC relating to the Loan, a Collateral Assignment of Contracts and Plans and Other Agreements Affecting Real Estate (the "Real Estate Collateral Assignment") made by Borrower for the benefit of Lender, a Security Agreement (herein so called) made by Borrower and Manager for the benefit of Lender, and a Subordination of Management Agreement (herein so called) by and among Lender, Borrower, and Manager.

1.1 Loan Documents and Security Documents. The Loan shall be made, evidenced, administered, secured and governed by all of the terms, conditions and provisions of the following instruments and documents, each as the same may be hereafter modified or amended (the "Loan Documents"), consisting of: (i) this Agreement; (ii) the $12,030,000.00 promissory note ("Note"); (iii) the Mortgage and related UCC financing statements (iv) the Assignment of Leases and Rents;
(v) the Collateral Assignment; (vi) the General Contractor Consent; (vii) the Architect's Consent; (viii) the Guaranty, (ix) the Real Estate Collateral Assignment, (x) the Security Agreement, (xi) the Subordination of Management Agreement, (xii) the Notice and Agreement among Borrower, Lender and ARC, (xiii) a Certification of Non-Foreign Status from Borrower, (xiv) Loans to One Borrower Affidavit from Borrower, and (xv) any other documents, instruments, or agreements executed to further evidence or secure the Loan.

1.2

1.3 Each of the Loan Documents listed in items (i) through (xiii), inclusive is dated of even date herewith. The Mortgage, Assignment of Leases and Rents, Collateral Assignment, Guaranty, Real Estate Collateral Assignment, Security Agreement and Subordination of Management Agreement are sometimes collectively referred to as the "Security Documents".

1.4 2. CONTINUING AUTHORITY OF AUTHORIZED REPRESENTATIVES. Lender is authorized to rely upon the continuing authority of the persons, officers, signatories or agents hereafter designated ("Authorized Representatives") to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents including, but not limited to, the submission of requests for Loan Advances and certificates with regard thereto. Such authorization may be changed only upon written notice to Lender accompanied by evidence, reasonably satisfactory to Lender, of the authority of the person giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Lender. The present Authorized Representatives are listed on Exhibit C. Lender shall have a right of approval, not to be unreasonably withheld or delayed, over the identity of the Authorized Representatives so as to assure Lender that each Authorized Representative is a responsible and senior official of Borrower.

1. CONSTRUCTION DOCUMENTS.

2.

2.1 Approved Construction Documents. The Plans and Specifications, Architect's Contract, General Contract, Proposed Schedule of Work, each as identified in this Agreement, have been approved by Lender and together with amendments or additions thereto which may be subsequently so approved are called the "Approved Construction Documents".

1.1 Limits on Change in Architect or General Contractor. No change shall be made in the identity of Borrower's Architect or the General Contractor, without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed, but which shall be conditioned, without limitation, upon Lender's approval of the new contract and receipt of a new Architect's Consent, or General Contractor's Consent acceptable to Lender.

1.2

1.3 Limits on Change in Approved Construction Documents or Project Budget.

1.4

    1.4.1 Changes To Plans and Specifications, Contracts. No subsequent amendment to, or Significant Change in, any one or more of the Plans and Specifications, the Architect's Contract, or General Contract shall be made without Lender's prior written consent and the approval of Lender, which consent and approval shall not be unreasonably withheld or delayed, but which, without limitation, shall be conditioned upon a reasonable demonstration that the amendment or change will not result in a likely delay in the completion of construction and will not require any increase in the Project Budget so as to cause the same to exceed $25,000 in the aggregate, unless such a change is effected in accordance with the provisions of
    Section 5.3.2.

    1.1.1 Changes To Project Budget. Changes in the Project Budget may be made only by Lender's consent; which consent shall not be unreasonably withheld.

    1.1.1 Changes To Approved Construction Documents. All requests for any Significant Changes in any of the Approved Construction Documents pertaining to any one or more of the description, quality, nature or character of the work must be in writing, agreed to by the General Contractor, Borrower and Lender which consent shall not be unreasonably withheld and approved by Borrower's Architect. The term "Significant Change" shall mean: (a) any increase of any amount in the total Project Budget by more than $25,000; or
    (b) any substantial change in the quality, nature or character of the work.

    1.1.1 Changes To Work Schedule. Borrower may change the Proposed Schedule of Work upon notification to Lender; provided, however, no such change may be made without Lender's prior written consent if the effect of the change is in the opinion of Lender, likely to jeopardize the Substantial Completion or the Full Completion of the Improvements on the dates required by Section 9.10, provided such consent by Lender to any such change shall not be unreasonably withheld.

1. FUNDING PROCEDURES.

2.

2.1 Procedures and Limits. Lender shall, subject to compliance with all of the other terms, conditions and provisions of this Agreement, make disbursements of the loan proceeds ("Loan Advances") to Borrower in installments in accordance with the following:

    1.1.1 Written Requests. Loan Advances shall be made, at Borrower's request to Lender, not more frequently than once a month, in accordance with the method described in Section 6.1.2 and Lender shall act upon such requests within ten (10) Business Days following the receipt of a written request for a Loan Advance which action may include, without limitation, funding the requested Loan Advance, or specifying the basis for not funding and, when applicable, requesting additional information and supporting documentation.

    1.1.1 Requisitions, Certifications and Waivers. Loan Advances shall require the following requisitions, certifications and waivers:

          (i) Each request for a Loan Advance shall be in writing on a form(s) approved by Lender and shall include a summary of the request by Project Budget line item and a detailed schedule of the Project Costs incurred to date and the estimated remaining Project Costs.

          (i) Each request with respect to Hard Costs shall be accompanied by:

              (a) a requisition on AIA Forms G702 and G703 or similar form, duly executed and certified by the General Contractor and Borrower's Architect, together with a lien waiver and a receipt for all prior payments received by any applicable contractor, subcontractor or materialman receiving payment in a form acceptable to Lender, and copies of any other requisitions, certificates or affidavits required by the applicable Contract; and

              (a) a further certification by Borrower, and General Contractor, and Borrower's Architect, in form acceptable to Lender, that the work and materials to be paid for with respect to any particular advance are fully satisfactory and are in substantial accordance with all of the terms and provisions of the General Contract, the Plans and Specifications and all Legal Requirements.

          (i) Each request for a Loan Advance in respect of Soft Costs shall include Borrower's certification of the purpose for which the Loan Advance is requested and at Lender's request copies of invoices, bills or other documentation in support thereof acceptable to Lender.

          (i) Each request for a Loan Advance shall be accompanied by a written certification from Lender's Inspecting Architect indicating the status of construction, compliance with the Plans and Specifications, and approval of the disbursement request. Borrower shall pay all fees and expenses of such architect for monthly inspections, or more frequently if such inspections result from more frequent disbursement requests from Borrower.

    1.1.1 General Limits. Each Loan Advance shall be made in an amount equal to the lesser of the amount requested or:

          (i) as to Hard Costs -- the amount actually payable in respect of Hard Costs, in each case including any applicable retainage to be released in respect of work and materials satisfactorily completed and in place with respect to that particular request for an advance (exclusive of work and materials to the extent included in any prior funded requests for a Loan Advance), but in all cases subject to a ten percent (10%) retention until all conditions to final construction advances are satisfied as set forth in Section 6.1.4, except that after 50% of the Improvements have been completed the amount of the applicable retainage money may be paid to any subcontractor who has finished its applicable work on the Improvements (so long as after making such payment Borrower shall have retained retainage in an amount equal to 5% of the Hard Costs budgeted in the Project Budget as to which advances have theretofore been made) provided the Inspecting Architect has approved the work performed by such subcontractor and the subcontractor has delivered a final lien waiver;

          (i) as to Soft Costs -- 100% of any Soft Costs covered by an applicable line item of the Project Budget and actually paid, or to be paid out of the proceeds of the Loan Advance.

    1.1.1 Final Construction Advance. The final advance to pay for costs covered by the General Contract, including applicable retention, shall also require:
    (i) a certification that the Improvements are Fully Completed in accordance with this Agreement, the Approved Construction Documents, and all Legal Requirements; (ii) approval of completion by the Inspecting Architect; (iii) a satisfactory "as-built" survey reflecting the location of the Improvements on the Land in accordance with the Plans and Specifications; (iv) receipt of a final Certificate of Occupancy; (v) delivery of full and complete as-built plans certified by Borrower's Architect; (vi) satisfaction of all conditions for final payment under the General Contract; (vii) final lien waivers (which may be conditioned upon receipt of payment) from the General Contractor and each subcontractor and supplier whose contract is in excess of $5,000; (viii) an endorsement to the mortgagee title policy insuring the Mortgage removing any exception for liens arising by reason of unpaid bills or claims for work performed or materials furnished in connection with the Improvements; and (ix) a period of thirty (30) days shall have elapsed after the date of completion of construction of the Improvements.

    1.1.1 Total Limit. In no event shall Lender be obligated to advance an aggregate of more than the amount of $12,030,000.00. However, Lender may, in its absolute discretion, from time to time, make Loan Advances which exceed such total limit, and such Loan Advances, if made, shall bear interest at the same rate as is provided for all Loan Advances under this Agreement.

1.1 Owner's Equity; Additional Funds From Borrower. The Project Budget contemplates total funding from the combination of Owner's Equity and the Loan. Prior to Lender being required to make any advance of Loan proceeds, Owner's Equity must have been applied to pay for Project Costs included in the Project Budget, and Borrower shall have furnished Lender with a schedule showing the payment of such funds for Project Costs and evidence of such payment. All of Owner's Equity shall be made by way of capital contribution and not loan.

1.2

1.3 Balancing of Loan and Borrower's Deposit.

1.4

    1.4.1 The Loan shall be deemed to be "in balance" only at such time as Borrower has paid a sufficient amount of Project Costs from its own funds so that the undisbursed portion of the Loan, together with projected Project revenues as set forth in the Project Budget, are sufficient to pay all Project Costs until maturity of the Loan. In determining whether the Loan is in balance, Lender shall determine, among other things, whether the amounts allocated for each category of Project Costs in the Project Budget are sufficient and whether the timing of receipts and expenditures are realistic and achievable.

    1.1.1 Within ten (10) days after written notice from Lender to Borrower that the Loan is not in balance (an "Equity Deficiency"), Borrower shall deposit with Lender sufficient funds (herein called the "Borrower's Deposit") with Lender to bring the Loan in balance. The Borrower's Deposit will be held by Lender in a non-interest bearing account collaterally assigned to secure the Loan and will be disbursed by Lender to pay Project Costs pursuant to this Agreement, prior to the disbursement of any additional proceeds of the Loan. Upon the occurrence of an Event of Default, Lender may apply Borrower's Deposit against the unpaid indebtedness evidenced by the Note, principal, accrued interest or attorney's fees, in such order as Lender may determine. Upon the payment in full of the Loan and all other obligations of Borrower to Lender hereunder, Lender shall return the remaining balance of Borrower's Deposit, if any, to Borrower.

    1.1.1 Borrower will provide Lender with draw request documents, satisfactory title endorsements and other information required hereunder with respect to funds used to pay Project Costs under subsection 6.3.2 above, on a monthly basis, as if such funds were disbursements of the Loan.

1.1 Other Conditions. All conditions to closing and funding of the first Loan Advance and all conditions to Subsequent Funding, as set forth in Section 7 hereof, must be satisfied as a precondition to the obligation of Lender to make any particular Loan Advance.

1.2

1. CONDITIONS PRECEDENT.

2.

2.1 Closing Loan and Funding First Loan Advance. It shall be a condition precedent of Lender's obligation to close the Loan and to fund the first Loan Advance that each of the following conditions precedent be satisfied in full (as determined by Lender in its discretion which discretion shall be exercised in good faith having due regard for the advice of Lender's attorneys and advisors), unless specifically waived in writing by Lender at or prior to closing and funding of the first Loan Advance:

    1.1.1 Satisfactory Loan Documents. Each of the Loan Documents and Security Documents shall be satisfactory in form, content and manner of execution and delivery to Lender and its counsel.

    1.1.1 No Material Change. No material adverse change shall have occurred in the financial condition, business, affairs, operations or control of Borrower or ARC since the date of their respective financial statements most recently delivered to Lender.

    1.1.1 Warranties and Representations Accurate. All warranties and representations made by or on behalf of Borrower, ARC or Manager to Lender shall be true, accurate and complete in all material respects and shall not omit any material fact necessary to make such warranties and representations not misleading.

    1.1.1 Financials and Appraisals. Lender shall have received and approved:
    (i) financial statements from Borrower, ARC and Manager complying with the standards set forth in Section 9.2.; and (ii) an appraisal of the Property from an appraiser reasonably acceptable to Lender setting forth an opinion as to the fair market value of the Property, based upon Full Completion.

    1.1.1 Validity and Sufficiency of Security Documents. The Mortgage and the other Security Documents shall create a valid and perfected lien on the property described therein ("Collateral") and each of the Security Documents and related UCC filings shall have been duly recorded and filed to the satisfaction of Lender and its counsel.

    1.1.1 No Other Liens; Taxes and Municipal Charges Current. The Collateral shall not be subject to any liens or encumbrances, whether inferior or superior to the Loan Documents or the Security Documents, except in respect of: (i) real estate taxes and personal property taxes not yet due and payable; (ii) the Mortgage; (iii) Assignment of Leases and Rents; and (iv) Permitted Title Exceptions, if any. All real estate taxes, personal property taxes and other municipal charges relating to any of the Collateral shall be current.

    1.1.1 Project and Construction Matters. Lender shall have received and independently approved each of the following: (i) Project Budget; (ii) final Plans and Specifications for the Improvements; (iii) the Architect's Contract and the General Contract; (iv) all other contracts and agreements relating to the design or construction of the Improvements; (v) evidence of all Licenses and Permits for the Project, except for those, if any, as Lender may in its sole, but reasonable discretion determine may be obtained at a later date, so long as such Licenses and Permits as are in effect shall be sufficient to allow the Project to proceed to completion in the ordinary course; and (vi) certifications from Borrower's Architect and any applicable design or consulting engineers, on forms approved by Lender, identifying the final Plans and Specifications for the Improvements and certifying that: (a) the Plans and Specifications comply with all Legal Requirements in all material respects; (b) all work to date, if any, has been done in accordance with the Plans and Specifications and in compliance in all material respects with Legal Requirements; and (c) if the balance of the work is completed in accordance with the Plans and Specifications, the Improvements, so completed, will comply in all material respects with Legal Requirements in effect as of the date of certification.

    1.1.1 Compliance With Law. Lender shall have received and approved evidence that:

          (i) Present Compliance. All real estate and tangible personal property constituting or intended to constitute Collateral for the Loan (to the extent of its present construction or existence) complies in all material respects with all Legal Requirements including, without limitation, Environmental Legal Requirements, and the provisions of all Licenses and Permits.

          (i) No Prohibitions or Violations. There are no Legal Requirements which prohibit or materially and adversely limit the use of the Property for its intended purposes, nor is there any outstanding and uncured material violation of any Legal Requirements including, without limitation, any Environmental Legal Requirements.

          (i) Licenses and Permits. All Licenses and Permits except for those Licenses and Permits, if any, which Lender has determined in its sole, but reasonable, discretion may be obtained at a later date, and private approvals of every nature whatsoever, if any, which are reasonably necessary in order to allow the construction of the Improvements and the leasing and operation thereof as contemplated for the Project in accordance with the Approved Construction Documents and Legal Requirements have been duly and finally received with all appeal periods therefrom having elapsed, with no appeal having been taken therefrom, and with no violations existing under the terms thereof.

    1.1.1 Title Insurance; Other Evidence of Perfection. Lender shall have received: (i) a mortgagee's title insurance policy which is reasonably satisfactory in form and substance to Lender and its counsel; and (ii) such other evidence of the perfection of its security interests as Lender and its counsel may reasonably require. If the underwriter issuing the mortgagee title policy becomes insolvent or is placed in receivership or for any other reason such policy becomes unenforceable, Borrower shall furnish Lender, at Borrower's expense, another mortgagee title insurance policy in the amount and in substitution for the original mortgagee title policy and meeting the above requirements.

    1.1.1 Survey. Lender shall have received a current, on-site instrument survey of the Land and delineating the Land and all improvements thereon, which survey shall contain a certification thereon, or on a separate surveyor's certificate, of a Registered Land Surveyor reasonably acceptable to Lender which survey is in form and substance reasonably satisfactory to Lender and its counsel.

    1.1.1 Condition of Property. There shall have been no material unrepaired or unrestored damage or destruction by fire or otherwise to any of the real or tangible personal property comprising or intended to comprise the Collateral unless there is deposited with Lender an amount sufficient, in the sole opinion of Lender, to pay for the repair and restoration of the Collateral, which amount will be released upon completion of the restoration, repair or replacement of the Collateral or otherwise as provided for in Section 14.

    1.1.1 No Takings. Neither the Property nor any material portion thereof shall have been taken by eminent domain nor shall there be any threat of such a taking.

    1.1.1 Insurance. Borrower shall have provided to Lender with respect to the Property and the Collateral evidence of insurance coverages which meet the property, hazard and other insurance requirements set forth on Exhibit D of this Loan Agreement to the reasonable satisfaction of Lender.

    1.1.1 Hazardous Waste, Hazardous Materials and Toxic Substances. Lender shall have received, and in its sole discretion approved, satisfactory reports addressed to Lender from acceptable, qualified professionals prepared in accordance with Lender's protocols indicating the acceptability of the environmental risk associated with the Property, addressing the existence of any Hazardous Materials at, or which may affect, the Property and the Property's compliance with Environmental Legal Requirements.

    1.1.1 Organizational Agreements. Lender shall have received and approved the organizational agreements of Borrower, ARC and Manager.

    1.1.1 Votes, Consents and Authorizations. Lender shall have received and approved certified copies of all partnership, limited liability company, entity and corporate votes, consents and authorizations as may be required to evidence authority for: (i) closing the Loan and the transactions contemplated hereby; (ii) providing continuing authorization to designated persons to deal in all respects on behalf of Borrower; and (iii) the execution of all Loan Documents.

    1.1.1 Legal and Other Opinions. Lender shall have received and approved legal opinion letters from counsel representing Borrower, ARC and Manager which opinions are reasonably satisfactory in form and substance to Lender and its counsel.

Lender shall also have received: (A) a certification from Borrower's Architect to Borrower, acceptable to Lender, setting forth what Licenses and Permits are required in order to comply with Legal Requirements, including without limitation, Environmental Legal Requirements, applicable to the Project, that each has been duly obtained and is in full force and effect to the extent that the current status of construction would so allow, and as to any Licenses and Permits not yet obtained, that such Borrower's Architect has no reason to believe that such Licenses and Permits shall not be duly obtained in the ordinary course; (B) satisfactory evidence to the effect that the Final Plans and Specifications are consistent with the plans and specifications which formed the basis for any zoning relief and all Licenses and Permits for the Project; and (C) from qualified attorneys, engineers, surveyors and architects, such other certificates, opinions, surveys, and other evidence of compliance with each of the conditions herein set forth as Lender may reasonably require.

        1.1.1 No Equity Deficiency. Lender shall have received satisfactory evidence as of the date of closing and the funding of the first Loan Advance that no Equity Deficiency exists and that Borrower's initial Owner's Equity contribution has been made.

        1.1.1 Initial Draw Package. Lender shall have received satisfactory evidence of the payment of prior Project Costs and the application thereof to the various line items of the Project Budget, as well as a current requisition and draw package as provided for in Section 6.

        1.1.1 No Default. There shall not be any Default under any of the Loan Documents.

1.1 Subsequent Advances. Each Loan Advance after the first Loan Advance ("Subsequent Advance") shall be subject to the condition precedent that all conditions to closing of the Loan and funding of the first Loan Advance continue to be satisfied and to the further satisfaction of each of the following conditions precedent, unless specifically waived in writing by Lender at or prior to the time of each such Subsequent Advance.

1.2

        1.2.1 Title Endorsement. Lender shall have received endorsements to the title insurance policies continuing the policies to the date of the subsequent Loan Advance without further change in conditions of the policy and increasing the amount advanced under the pending disbursements clause to 100% of the full amount then advanced under the Loan.

        1.1.1 Requisitions and Certificates. Lender shall have received and approved a current requisition and each of the certificates and other items referred to in Section 6 above.

        1.1.1 Sufficient Funds. Lender shall not have made the determination in good faith that any Equity Deficiency exists. If Lender determines that an Equity Deficiency exists (pursuant to Section 6.3), then until the Equity Deficiency is eliminated, Lender shall have no obligation to make any Loan Advance.

        1.1.1 No Violation. There shall not be any material violation of any Legal Requirement relating in any manner to the Project, nor shall have any public official or agency charged with the responsibility of enforcing any of the foregoing asserted any such violation.

        1.1.1 Compliance with Approved Construction Documents. Lender shall not have determined, in each instance acting in a manner which is not arbitrary or capricious, that there has been any material failure by Borrower to undertake and complete the construction in accordance with the Plans and Specifications, the General Contract and all of the provisions of this Agreement.

        1.1.1 No Casualty or Taking. There shall not have been any partial or total damage by fire or other casualty to the work under construction, nor to any other portion of the tangible Collateral, not fully insured against or as to which there are not sufficient funds pursuant to
        Section 14 to proceed with restoration as determined by Lender, and there shall not have been any taking by eminent domain of any material portion or all of the Land, or of any portion or all of the Improvements.

        1.1.1 No Adverse Changes; No Other Default. There shall not have been any material adverse change in the financial condition, business, affairs or control of Borrower since the date of this Loan Agreement which in Lender's good faith judgment may jeopardize in a material manner the ability of Borrower to perform fully its obligations under each applicable Loan Document. Borrower shall not be in default under any obligation to Lender now existing or hereafter arising, direct or indirect, absolute or contingent, whether or not related to the Loan or the Project. There shall not be material breach of material warranty or representation made in any of the Loan Documents, nor shall there be any Default under any of the Loan Documents.

        1.1.1 Other Certificates and Opinions. Lender shall have received and approved such other documents, certificates and opinions as Lender may reasonably request, in form and substance reasonably satisfactory to Lender, with respect to the Project, the construction of the Improvements and compliance with terms of this Agreement.

        1.1.1 Interest Reserve. The amount of the Loan was determined on the basis of Borrower's projection of the interest that will accrue on the disbursed principal of the Note during the construction phase of the Loan, which interest has been estimated not to exceed $300,000.00 (such amount being referred to as the "Interest Reserve"). Subject to the conditions set forth in Sections 6 and 7 of this Agreement, Lender will disburse on the first day of each calendar month a portion of the Loan sufficient to pay accrued interest then due and payable on the Note during the construction phase, and the amount thereof shall increase the principal of the Note and shall reduce the balance of the Interest Reserve. Under no circumstances shall the undisbursed Loan be disbursed to pay accrued interest thereon during the construction phase upon depletion of the balance of the Interest Reserve. In lieu of disbursing Loan proceeds to Borrower for payment of accrued interest thereon during the construction phase, Lender may handle such disbursement and payment by making appropriate entries on the books and records of Lender, whereupon a statement summarizing such entries shall be furnished to Borrower.

        1.1.1 Operating Deficit Reserve. The amount of the Loan was determined on the basis of Borrower's projection of interest on the Loan and expenses of the Property anticipated after the construction phase (the "Lease-Up Expenses"), for which Project revenues will not be sufficient to pay in full, which Lease-Up Expenses are estimated not to exceed $1,514,000.00 (such amount being referred to as the "Operating

    Deficit Reserve"). Borrower hereby agrees to apply Project revenues to the payment of Lease-Up Expenses, regardless of the existence of any remaining balance of the Operating Deficit Reserve. Borrower may only request a disbursement from the Operating Deficit Reserve to the extent that Project revenues are insufficient to pay Lease-Up Expenses. Advances of the Operating Deficit Reserve shall be subject to the other provisions of this Agreement regarding the disbursement of Loan proceeds, including, without limitation, the requirement that Borrower present evidence that the Lease-Up Expenses have actually been incurred. If a request is made of Lender to use a portion of the Operating Deficit Reserve to pay interest, then in lieu of disbursing Loan proceeds to Borrower for payment of accrued interest, Lender may handle such disbursement and payment by making appropriate entries on the books and records of Lender, whereupon a statement summarizing such entries shall be furnished to Borrower.

    1.1.1 Advances to General Contractor. At its option, Lender may make any or all advances of the Loan directly to General Contractor for deposit in an appropriately designated special bank account and the execution of this Agreement by the Borrower shall, and hereby does, constitute an irrevocable direction and authorization to so advance the funds. No further direction or authorization from Borrower shall be necessary to warrant such direct advances to Contractor and all such advances shall satisfy pro tanto the obligations of Lender hereunder and shall be secured by the Mortgage and the other Loan Documents as fully as if made to Borrower, regardless of the disposition thereof by General Contractor.

1. WARRANTIES AND REPRESENTATIONS. Borrower warrants and represents to Lender for the express purpose of inducing Lender to enter into this Agreement, to make each Loan Advance, and otherwise to complete all of the transactions contemplated hereby that as of the date of this Agreement, upon the date of each Loan Advance and to the extent the context permits, at all times thereafter until the Loan has been repaid and all Obligations to Lender have been satisfied:

1.1 Financial Information. All financial statements, if any, of Borrower, ARC and Manager hereafter furnished to Lender shall be true, accurate and complete in all material respects and fairly present the financial condition of Borrower, ARC and Manager as of the date thereof.

1.2

1.3 No Violations. The consummation of the Loan and the subsequent payment and performance of the Obligations evidenced and secured by the Loan Documents shall not constitute a violation of, or conflict with, any law, order, regulation, contract, agreement or organizational document to which Borrower is a party or by which it or its property is or may be bound, the effect of which (in any such instance) would have a material adverse effect.

1.4

1.5 No Litigation. There is no material litigation now pending, or to the best of Borrower's knowledge threatened, against Borrower which if adversely decided could materially impair the ability of Borrower to pay and perform its obligations hereunder or under the other Loan Documents. There is no litigation, whether or not material, pending, or to the best of Borrower's knowledge threatened, against Borrower in which the amount in controversy exceeds $100,000.00 which is not either: (i) covered by insurance, or (ii) previously disclosed to Lender, or disclosed to Lender within thirty (30) days of Borrower first having knowledge thereof, together with a written explanation of why such litigation is not material.

1.6

1.7 Construction Documents and Other Agreements. True and complete copies of the Plans and Specifications, the General Contract, the Architect's Contract, Management Agreement and all other agreements (except those of a de minimus nature) relating to the Property or the Project have been delivered to Lender, and there have been no alterations, modifications, amendments or changes of any nature whatsoever (except those of a de minimus nature) to any one or more of the foregoing since the respective dates of delivery thereof to Lender except as expressly permitted by this Agreement. True and complete copies of all such alterations, modifications and amendments have been furnished to Lender. Except for a contract or agreement of a de minimus nature, Borrower has not entered into any contract, agreement or lease related to the Project as of the date of this Loan Agreement except for those referenced in this Agreement or previously delivered to Lender.

1.8

1.9 Quality of Work. All materials used in the construction and completion of the Improvements are and shall be of the quality called for under the Plans and Specifications and the other Approved Construction Documents as heretofore or hereafter approved by Lender, all workmanship and construction has been and shall be good and workmanlike in all respects.

1.10

1.11 Work to Comply. The construction and completion of the Improvements to date have been made and done, and all future construction and completion of the Improvements shall be made and done, in substantial adherence to the approved Plans and Specifications, the other Approved Construction Documents, the applicable Licenses and Permits, and any and all other Legal Requirements and any and all covenants, conditions, restrictions or other matters affecting the same.

1.12

1.13 Required Licenses and Permits. All Licenses and Permits which are reasonably required in order to complete the Project, but only to the extent now available given the status of the development as of the date of this warranty and representation, or required to allow the construction of the Improvements as contemplated by the Approved Construction Documents have been duly and properly obtained. All such Licenses and Permits which are not presently available given the status of the development shall be duly and properly obtained as soon as possible and in a timely manner so as not to delay completion of such Improvements and the use and occupation thereof. All such Licenses and Permits once obtained shall remain in full force and effect and shall be complied with in all respects.

1.14

1.15 Curb Cuts and Utility Connections. All required curb cuts, utility connections and permits therefor have been duly obtained and are in full force and effect and all utility services as required by the Plans and Specifications for water, gas, electric, telephone, sewer and storm drainage and sanitary waste disposal are and shall be available as a matter of right and to an extent adequate to serve the Improvements.

1.16

1.17 Good Title and No Liens. Borrower is the lawful owner of the Land and of areas over, under or on which utility or passage easements are required to make use of the Improvements and parking as contemplated hereby and by the documents referred to herein, and Borrower is and will be the lawful owner of the Improvements, free and clear of all liens and encumbrances of any nature whatsoever, except for the matters, if any, which are listed as Permitted Title Exceptions.

1.18

1.19 Use of Proceeds. The proceeds of the Loan shall be used solely and exclusively for the payment of Project Costs in accordance with the Project Budget (as the same may be amended from time to time with Lender's prior written approval in each instance where such approval is required by the terms of this Loan Agreement) and Borrower's draw package as described in Section 6 hereof. No portion of the proceeds of the Loan shall be used directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry any margin stock or to extend credit to others for the purpose thereof or to repay or refund indebtedness previously incurred for such purpose, or (ii) for any purpose which would violate or be inconsistent with the provisions of regulations of the Board of Governors of the Federal Reserve System including, without limitation, Regulations G, T, U and X thereof.

1.20

1.21 Entity Matters.

1.22

    1.22.1 Organization. Borrower is a duly organized validly existing limited liability company in good standing under the laws of Tennessee, and ARC and Manager are each duly organized and validly existing entities in good standing under the laws of the state where each is organized, and each is duly qualified in the jurisdiction where the Property is situated and in each jurisdiction where the nature of its business is such that qualification is required and has all requisite power and authority to conduct its business and to own its property, as now conducted or owned, and as contemplated by this Loan Agreement.

    1.1.1 Authorization. All required actions and proceedings have been duly taken so as to authorize the execution and delivery by Borrower, ARC and Manager of the Loan Documents.

1.1 Valid and Binding. Each of the Loan Documents constitutes the legal, valid and binding obligations of Borrower and, where applicable, ARC and Manager; and the Architect's Contract and the General Contract each constitute legal, valid and binding obligations of the parties thereto, in accordance with the respective terms thereof, subject in each case to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors and, with respect to the availability of the remedies of specific performance, subject to the discretion of the court before which any proceeding therefor may be brought.

1.2

1.3 Deferred Compensation and ERISA. Borrower does not have any pension, profit sharing, stock option, insurance or other arrangement or plan for employees covered by Title IV of the Employment Retirement Security Act of 1974, as now or hereafter amended ("ERISA") except as may be designated to Lender in writing by Borrower from time to time ("ERISA Plan") and no "Reportable Event" as defined in ERISA has occurred and is now continuing with respect to any such ERISA Plan. The granting of the Loan, the performance by Borrower of its obligations under the Loan Documents and Borrower's conducting of its operations do not and will not violate any provisions of ERISA.

1.4

1.5 Conditions Satisfied. Assuming that Lender has approved all matters requiring its approval, all of the conditions precedent to closing and funding the first Loan Advance set forth in Sections 6 and 7.1 have been satisfied.

1.6

1.7 No Material Change; No Default. There has been no material adverse change in the financial condition, business, affairs or control of Borrower since the date of its last financial statement most recently delivered to the Lender in accordance with the requirements of Section 10.2 hereof. No Default exists under any of the Loan Documents. There is no Default on the part of Borrower under this Agreement or any of the other Loan Documents and no event has occurred and is continuing which could constitute a Default under any Loan Document. Borrower has filed all required federal, state and local tax returns and has paid all taxes due pursuant to such returns or any assessments against Borrower or the Property.

1.8

1.9 No Broker or Finder. Neither Borrower, nor anyone on behalf thereof, has dealt with any broker, finder or other person or entity who or which may be entitled to a broker's or finder's fee, or other compensation, payable by Lender in connection with this Loan.

1.10

1.11 Background Information and Certificates. All of the factual information contained or referred to in Section 1 of this Agreement and in the Exhibits to this Agreement, and in the certificates and opinions furnished to Lender by or on behalf of Borrower in connection with the Project, is true, accurate and complete in all material respects, and omits no material fact necessary to make the same not misleading.

1.12

1.13 Project Budget Amounts. The Project Budget sets forth and presents a full and complete representation by Borrower of all costs, expenses and fees which Borrower expects to pay to complete the Improvements on or before the respective Completion Dates.

1.14

1.15 Intentionally Omitted.

1.16

1.17 Guarantor's and Manager's Warranties and Representations. Borrower has no reason to believe that any warranties or representations made in writing by ARC or Manager to Lender are untrue, incomplete or misleading in any material respect.

1.18

1.19 Each request by any Borrower for a Loan Advance: (i) shall constitute an affirmation by Borrower that the foregoing representations and warranties remain true and correct as of the date of such request (except as to matters specifically disclosed in writing to Lender prior to or simultaneously with such written request) and, unless Lender is notified to the contrary prior to the disbursement of the requested Loan Advance, will be so on the date of such Loan Advance, and (ii) shall constitute the representation and warranty of Borrower that the information set forth in each such request, or in any certification by Borrower's Architect supplied in connection therewith, is true and correct in all material respects and omits no material fact necessary to make the same not misleading.

1.20

2. COVENANTS. Borrower covenants and agrees that from the date hereof and so long as Lender has any obligation to make the Loan or fund any Loan Advances hereunder, or any indebtedness is outstanding hereunder, or any of the Loan or other Obligations remains outstanding, as follows:

3.

3.1 Notices. Borrower shall, with reasonable promptness, but in all events within five (5) days after it has actual knowledge thereof, notify Lender in writing of the occurrence of any act, event or condition which constitutes a Default under any of the Loan Documents. For the purpose of this Section 9.1, "actual knowledge" shall refer only to the actual knowledge of any officer, agent or principal of Borrower who have signed this Loan Agreement, or any person who is an Authorized Representative listed on Exhibit C, as such Exhibit C may hereafter be amended, or any individual general partner, president, treasurer, CEO or CFO of Borrower. Such notification shall include a written statement of any remedial or curative actions which Borrower proposes to undertake to cure or remedy such Default.

3.2

3.3 Financial Statements and Reports. Borrower shall furnish or cause to be furnished to Lender from time to time, the following financial statements and reports and other information, all in form, manner of presentation and substance acceptable to Lender:

3.4

    3.4.1 Annual Statements. By May 1 of each calendar year, financial statements of Borrower, Manager and ARC (the statements of Borrower and ARC to be audited) prepared in accordance with generally accepted accounting principles, or other recognized method of accounting acceptable to Lender, consistently applied, consistent with any financial statements previously delivered to Lender by an independent, certified public accountant acceptable to Lender, such financial statements to include and to be supplemented by such detail and supporting data and schedules as Lender may from time to time reasonably determine;

    1.1.1 Periodic Statements. A balance sheet and income statement prepared by Borrower, Manager and ARC and certified by Borrower, Manager or ARC, as the case may be, to be true, accurate and complete within forty-five (45) days after the end of each calendar quarter showing the results of operation for the prior quarter and on a year-to-date basis for the period just ended and, within one hundred twenty (120) days following the end of each calendar year, an income statement for the year just ended, which shall be accompanied by the Compliance Certificate attached as Schedule II to Exhibit B, Healthcare Rider;

    1.1.1 Data Requested. Within a reasonable period of time and from time to time such other financial data or information as Lender may reasonably request with respect to the Property, the Project or Borrower including, without limitation, the information required pursuant to the Healthcare Rider attached hereto.

1.1 Payment of Taxes and Other Obligations. Subject to the right to contest set forth in Section 10.1, Borrower shall or cause Manager to duly pay and discharge, or cause to be paid and discharged, before they shall become overdue, all taxes, assessments and other governmental charges payable by Borrower or with respect to the Property, as well as all claims or obligations for labor, materials, supplies or services (involving an amount in excess of $10,000.00 in any instance or $25,000.00 in the aggregate) or for borrowed funds in any amount.

1.2

1.3 Conduct of Business, Compliance With Law. Borrower shall engage solely in the construction, development and operation of the Project, and will not enter into any new ventures, or undertake any Investments except as permitted in Section 9.8 or new business dealings, without Lender's express prior written consent in each instance. Borrower shall operate the Project and conduct its affairs in a lawful manner and in compliance with all Legal Requirements applicable thereto and all provisions of ERISA.

1.4

1.5 Insurance. Borrower shall at all times maintain in full force and effect the insurance coverages set forth in Exhibit D of this Loan Agreement, and shall cause Lender to be designated as mortgagee/loss payee/additional insured Lender shall be provided with evidence of such payment of insurance premiums at least thirty (30) days prior to each date on which the coverage may lapse for non-payment or otherwise or replacement of such coverages.

1.6

1.7 Restrictions on Liens, Transfers and Additional Debt.

1.8

    1.8.1 Prohibited Transactions. Except for Permitted Transactions:

          (i) Borrower shall not create or incur, or suffer to be created or incurred, or to exist, any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any of its assets of any character, whether now owned or hereafter acquired or upon the proceeds or products thereof,

          (i) Borrower shall not create or incur any indebtedness for borrowed funds whether secured or unsecured either directly or as a guarantor except for the Loan;

          (i) Borrower shall not directly or indirectly permit any transfer, exchange, assignment or pledge of or grant of any security interest in any ownership interests in Borrower;

          (i) Borrower shall not sell, convey, transfer or exchange any of its assets of any character whether or not related to the Property or the Project, or any portion thereof, whether now owned or hereafter acquired; and

          (i) Borrower shall not own or acquire any real or personal property other than real or personal property upon which Lender has made a loan and holds a lien.

Borrower shall not maintain its assets in a way difficult to segregate and identify.

    1.1.1 Permitted Transactions. The term "Permitted Transactions" shall mean Permitted Transfers, Permitted Additional Debt, and Permitted Title Exceptions.

    1.1.1 Permitted Transfers. The term "Permitted Transfers" shall mean:

          (i) the Security Documents and other agreements in favor of Lender;

          (i) transactions, whether outright or as security, for which Lender's prior written consent has been obtained, which consent may be withheld, granted or granted conditionally, subject to such protective and other conditions as Lender may require in its sole and absolute discretion; and

          (i) sales or dispositions in the ordinary course of business of worn, obsolete or damaged items of personal property or fixtures which are suitably replaced.

    1.1.1 Permitted Additional Debt. The term "Permitted Additional Debt" shall mean:

          (i) transactions, whether secured or unsecured, for which Lender's prior written consent has been obtained, which consent may be withheld, granted or granted conditionally subject to such protective and other conditions as Lender may require in its sole and absolute discretion;

          (i) indebtedness incurred in the ordinary course of business for the purchase of goods or services which are payable, without interest, within thirty (30) days of billing; and

          (i) fully subordinated unsecured loans from owners of Borrower the proceeds of which are used solely to pay Project Costs so long as the applicable creditor has entered into a subordination and standstill agreement which is fully satisfactory to Lender in Lender's sole and absolute discretion.

    1.1.1 Right To Accelerate Loan. The Loan shall become due and payable in full, and the Lender shall have the right to accelerate the Loan and declare an Event of Default, at the option of Lender, upon any breach or violation of the provisions of Section 9.6.

    1.1.1 Lender's Options. Lender may, at its option, in lieu of accelerating the Loan, and in its sole and absolute discretion, agree to waive compliance with the provisions of this Section 9.6 in any instance upon compliance with such terms and conditions as Lender may impose, including, without limitation, the payment of a material fee and a change in the interest rate and other terms. Lender may grant or withhold, or conditionally grant, its consent to any proposed transfer in its sole and absolute discretion. In the case of a sale or transfer with Lender's prior written consent, the seller or transferor shall remain jointly and severally liable with the purchaser or transferee for all liabilities of Borrower or its owners hereunder.

1.1 Limits on Guaranties and Distributions. Borrower shall not guarantee to anyone other than Lender the obligations of any person or entity, save and except for guaranties in favor of parties providing construction or architectural or other services in connection with the Project and other agreements approved in advance in writing by Lender. Except for a single distribution out of the first Loan Advance to reimburse Borrower for Project Costs previously expended in excess of Borrower's Owner's Equity, if applicable, Borrower shall not pay any money or distribute any property (in any form) out of proceeds of Loan Advances to its owners, in any capacity, or to any affiliated entity or related party.

1.2

1.3 Indemnification Against Payment of Brokers' Fees. Borrower agrees to defend, indemnify and save harmless Lender from and against any and all liabilities, damages, penalties, costs, and expenses, relating in any manner to any brokerage or finder's fees in respect of the Loan.

1.4

1.5 No Merger or Acquisition. Borrower shall not dissolve or liquidate, nor merge or consolidate with or otherwise acquire all or substantially all of the assets of any other entity.

1.6

1.7 Construction and Completion of Improvements. Borrower shall promptly commence construction of the Improvements and shall construct and (a) Substantially Complete the various aspects of the Improvements in substantial accordance with the provisions of this Loan Agreement, the approved Plans and Specifications, the other Approved Contract Documents and all Legal Requirements by the Substantial Completion Date, and (b) Fully Complete the Improvements, as aforesaid, and satisfy all conditions for the final construction advance set forth in Section 6.1.4 by the Full Completion Date, all subject to delay for Force Majeure as provided in Section 11.1.5. Borrower shall promptly correct and remedy any defects or deficiencies in construction of the Improvements or any future repairs, restorations, reconstructions or modifications thereto.

1.8

1.9 Delivery of Certified As-Built Plans. Within sixty (60) days after the Substantial Completion of the Improvements, Borrower shall deliver to Lender true, accurate and complete as-built plans of the Improvements so completed certified by Borrower's Architect.

1.10

1.11 Estoppel Certificate. Borrower shall deliver to Lender, promptly after a request therefor by Lender, an Estoppel Certificate, duly acknowledged, stating the amount advanced to Borrower under this Agreement and the amounts due on the Note and whether any offsets or defenses exist under or against the Note.

1.12

1.13 Costs and Expenses. Borrower agrees, whether or not the transactions contemplated by this Loan Agreement are consummated, but solely to the extent such are incurred in connection with the transactions contemplated under the Loan Documents: (i) to pay all reasonable expenses of Lender including, without limitation, the reasonable fees and expenses of Lender's counsel and (ii) to pay to or reimburse Lender for (A) lien searches, filing and transfer fees, and taxes, fees and expenses relating to the titling and registration of and recording of the Mortgage or any other mortgage, deed of trust, collateral, assignment of leases and rents, UCC financing statements and any other security documents with respect to the Property incurred by or on behalf of Lender, (B) appraisal fees, engineering fees, environmental assessments, title insurance fees, survey costs and (C) all other reasonable expenses which the Lender is obligated to pay in connection with (x) the negotiation and documentation of this Agreement or the other Loan Documents, (y) consummation of the transactions contemplated by this Agreement or the other Loan Documents, or (z) the ongoing performance of the various parties under this Agreement or the other Loan Documents. The obligation of Borrower to pay all such fees, expenses and other amounts shall survive the termination of this Loan Agreement for any reason.

1.14

1.15 Compliance with Legal Requirements. Borrower shall comply and shall cause Manager to comply in all material respects with all Legal Requirements with respect to the Property.

1.16

1.17 Indemnification. Borrower shall indemnify and hold harmless Lender (for purposes of this subsection, the term "Lender" shall include the directors, officers, employees and agents of Lender and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Lender) from and against, and reimburse them for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorney's fees) which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever or asserted against them on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Property or with this Agreement or any other Loan Document. WITHOUT LIMITATION, IT IS THE INTENTION OF BORROWER AND BORROWER AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEY'S FEES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO ANY INDEMNIFIED PARTY TO THE EXTENT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. The foregoing indemnities shall survive the termination of this Agreement, the foreclosure of the Mortgage or conveyance in lieu of foreclosure and the repayment of the Loan and the discharge and release of the Loan Documents.

1.1 Updated Appraisals.

1.2

    1.2.1 Right to Updated Appraisals. Lender shall have the right at its option, from time to time, to order an update to the Original Appraisal or a new appraisal (collectively, an "Updated Appraisal"). Each Updated Appraisal shall be prepared by the appraiser preparing the most recent appraisal unless Lender makes a good faith determination not to have such appraiser prepare the appraisal in which event the Updated Appraisal shall be prepared at Lender's direction by an appraiser selected by Lender. An appraiser selected by Lender shall be an MAI member with not less than ten (10) years experience appraising assisted living facility properties in the Scottsdale area and shall otherwise qualify pursuant to provisions of applicable laws and regulations under and pursuant to which Lender operates.

    1.1.1 Costs of Appraisal. Borrower shall pay for the costs of the Original Appraisal and each Updated Appraisal; provided that Borrower shall not be required to pay for more than one (1) Updated Appraisal in any twelve (12) month period unless either: (i) a Default has occurred, or (ii) Lender has determined in good faith that there is a material likelihood that an Updated Appraisal would reflect a diminution in value of the Property of ten (10%) percent or more from the most recent appraisal.

1.1 Cooperation with Inspecting Architect. Borrower shall cooperate with the Inspecting Architect and will cause the Borrower's Architect and the General Contractor and the employees of each of them to cooperate with the Inspecting Architect and, upon request, will furnish the Inspecting Architect whatever he may consider necessary or useful in connection with the performance of his duties including but not limited to permits, subcontracts, purchase orders, lien waivers and other documents relating to the construction of the Improvements. Borrower acknowledges that the duties of the Inspecting Architect run solely to Lender and that the Inspecting Architect shall have no obligations or responsibilities whatsoever to Borrower, the Borrower's Architect, the General Contractor, ARC or Manager or to any of their respective agents or employees.

1.2

1.3 Sign Regarding Construction Financing. Borrower shall include on any sign erected by Borrower at or near the Property setting forth the names of the General Contractor and/or any subcontractors of the construction of the Improvements a statement in conspicuous lettering that construction financing is being provided by Lender, all to the reasonable satisfaction of Lender. If such sign is not erected, Borrower shall, upon request by and at the expense of Lender, erect and maintain on a suitable site on the Property a sign indicating that construction financing is being provided by Lender, all to the reasonable satisfaction of Lender.

1.4

1.5 Off-Site Work. To the extent required by the Plans and Specifications, Borrower shall promptly commence and complete, or cause to be promptly commenced and completed, any and all off-site improvements (including public streets, walks and like areas adjoining the Improvements) as and if required and provide any and all utilities and other facilities required, all in accordance with the requirements of all Governmental Authorities having jurisdiction thereof. Unless otherwise provided for, such off-site improvements shall be deemed part of the work of construction of the Improvements. Borrower expressly agrees to indemnify Lender and to hold it harmless against any claim of surety furnishing bond for such work to the Governmental Authorities having jurisdiction, whether such claims be founded upon existing or future liability, and whether such liability be expressed or implied.

1.6

1.7 Storage of Materials. Borrower shall cause all materials supplied for or intended to be utilized in the construction of the Improvements but not affixed to or incorporated into the Property to be stored on the Property or at such other location as may be approved by Lender in writing, with adequate safeguards to prevent loss, theft, damage or commingling with other materials not intended to be utilized in the construction of the Improvements.

1.8

1.9 Financial Covenants - ARC. During the term of the Loan, ARC shall:

    Minimum Tangible Net Worth. Maintain on a consolidated basis with all subsidiaries, at all times during the term of the Loan measured quarterly, a minimum Tangible Net Worth of not less than $98,000,000 as of December 31, 1999 and, beginning with the quarter ending March 31, 2000, a minimum Tangible Net Worth of not less than the sum of $98,000,000 plus fifty percent (50%) of ARC's net income (if positive) for each subsequent quarter plus seventy-five percent (75%) of the net cash proceeds to ARC of any equity capital (or equity equivalent) securities offering received during such quarter, excluding the dollar amount of any such equity offering issued in connection with an acquisition, merger or business combination which is attributed to the purchase of the goodwill of the acquired entity.

    Ratio of Total Funded Debt to Total Capital. Maintain on a consolidated basis a maximum ratio of Total Funded Debt to the Total Capital of seventy percent (70%) measured quarterly.

    Ratio of EBITDAR to Interest and Rent. Maintain on a consolidated basis a minimum ratio of EBITDAR to the sum of Interest plus Rent of 1.50 to 1, measured quarterly on a rolling four (4) quarters basis; provided, however, that any calculation of such ratio which includes the quarter ending December 31, 1999 shall exclude from the calculation of EBITDAR the amount of both the actual extraordinary charges (but not more than $13,000,000) and the actual extraordinary gain (but not more than $3,000,000) taken by the ARC in that fiscal quarter which are listed with estimated amounts on Schedule III attached to Exhibit B, Healthcare Rider.

    Current Ratio. Maintain on a consolidated basis a Current Ratio of not less than 1.0 to 1, to be tested quarterly.

    Minimum Liquidity. Maintain on a consolidated basis Liquid Assets of not less than the greater of (a) ten percent (10%) of its Tangible Net Worth or (b) $12,000,000, to be tested quarterly.

    Ratio of Funded Debt to Adjusted Total Capital. Maintain on a consolidated basis, a maximum ratio of Funded Debt to Adjusted Total Capital of seventy percent (70%) measured quarterly.

    Financial Covenants - Project. During the First Extension Period, the Project shall continuously maintain a Debt Coverage Ratio of at least 1.2 to 1. During the Second Extension Period, the Project shall continuously maintain a Debt Coverage Ratio of at least 1.3 to 1.

1. SPECIAL PROVISIONS.

2.

2.1 Right to Contest.

2.2

    2.2.1 Taxes and Claims by Third Parties. Notwithstanding the provisions of
    Section 9.3 which obligate Borrower to pay taxes and other obligations to third parties when due, it is agreed that any tax, assessment, charge, levy, claim or obligation to a third party (expressly excluding an obligation created under the Loan Documents) need not be paid if the validity or amount thereof shall be contested currently, diligently and in good faith by appropriate proceedings and if Borrower shall have adequate unencumbered (except in favor of Lender) cash reserves with respect thereto; and provided further, that Borrower shall pay or cause to be paid all taxes, assessments, charges, levies or obligations: (i) immediately upon the commencement of proceedings to enforce any lien which may have attached as security therefor, unless such proceeding is stayed by order of a court of competent jurisdiction pending the outcome of such contest; and (ii) as to claims for labor, materials or supplies, prior to the imposition of any lien on the Property unless the lien is discharged or bonded as set forth in Section 11.1.7.

    1.1.1 Legal Requirements. Borrower may contest in good faith any claim, demand, levy or assessment under any Legal Requirements by any person or entity if: (i) the contest is based upon a material question of law or fact raised by Borrower in good faith; (ii) Borrower or Manager properly commences and thereafter diligently pursues the contest; (iii) the contest will not materially impair the ability ultimately to comply with the contested Legal Requirement should the contest not be successful and the conduct of the contest will not materially impair the ability to complete the construction of the Improvements by the applicable Completion Date; (iv) Borrower demonstrates to Lender's reasonable satisfaction that Borrower has the financial capability to undertake and pay for such contest and any corrective or remedial action then or thereafter reasonably likely to be necessary to be taken by Borrower; (v) if the likely cost of complying with the Legal Requirement in the event the contest is not successfully resolved, as determined reasonably by Lender, is more than $100,000.00, there is no reason to believe that the contest will not be resolved prior to the original Maturity Date; and (vi) no Event of Default exists.

1. EVENTS OF DEFAULT. The following provisions deal with Default, Events of Default, notice, grace and cure periods, and certain rights of Lender following an Event of Default.

2.

2.1 Default and Events of Default. The term "Default" as used herein or in any of the other Loan Documents shall mean an Event of Default, or any fact or circumstance which constitutes, or upon the lapse of time, or giving of notice, or both, could constitute, an Event of Default. Each of the following events, unless cured within any applicable grace period set forth or referred to below in this Section 11.1., or in Section 11.2., shall constitute an "Event of Default":

2.2

    2.2.1 Generally. A default by Borrower in the performance of any term, provision or condition of this Agreement to be performed by Borrower, or a breach, or other failure to satisfy, any other term, provision, condition, covenant or warranty under this Agreement and such default remains uncured beyond any applicable specific grace period provided for in this Agreement, or as set forth in Section 11.2.1 below;

    1.1.1 Note, Mortgage and Other Loan Documents. A default by Borrower in the performance of any term or provision of the Note, or of the Mortgage, or of any of the other Loan Documents, or a breach, or other failure to satisfy, any other term, provision, condition or warranty under the Note, the Mortgage or any other Loan Document, regardless of whether the then undisbursed portion of the Loan is sufficient to cover any payment of money required thereby, and the specific grace period, if any, allowed for the default in question shall have expired without such default having been cured;

    1.1.1 Default Under Assigned Contract or Lease. Borrower defaults under any lease of the Improvements or under any contract assigned to Lender and such default is not cured within the grace period applicable thereto such that the contracting party or tenant obtains the right to terminate the contract or lease or to claim material damages.

    1.1.1 Guarantor or Manager Default. A default by ARC or Manager in the performance of any term or provision of this Agreement, any Loan Document, or any other Transaction Document to which ARC or Manager is a party, or the breach, or any other failure to satisfy any other term, provision, condition or warranty imposed upon ARC or Manager in this Agreement or in any other Loan Document to which it is a party, if such default, breach or failure continues beyond applicable periods of grace and/or notice and cure.

    1.1.1 Completion Date. The construction of the various aspects of the Improvements are not Substantially Completed in accordance with the Plans and Specifications and this Agreement on or before the Substantial Completion Date or are not Fully Completed by the Full Completion Date except that if such completion is delayed on account of Force Majeure, it shall not be an Event of Default if: (A) Borrower proceeds with all due diligence to achieve such completion; (B) such completion is attained not later than three (3) months after the Substantial Completion Date or Full Completion Date, as the case may be and (C) the Equity Deficiency is cured.

    1.1.1 Financial Status and Insolvency.

          A. Borrower shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;
              (iii) make an assignment for the benefit of creditors; (iv) consent to, or acquiesce in, the appointment of a receiver, liquidator or trustee of itself or of the whole or any substantial part of its properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law; (vi) have a court of competent jurisdiction enter an order, judgment or decree appointing a receiver, liquidator or trustee of Borrower, or of the whole or any substantial part of the property or assets of Borrower, and such order, judgment or decree shall remain unvacated or not set aside or unstayed for sixty (60) days; (vii) have a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law and such petition shall remain undismissed for sixty (60) days; (viii) have, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction assume custody or control of Borrower or of the whole or any substantial part of its property or assets and such custody or control shall remain unterminated or unstayed for sixty (60) days; (ix) have an attachment or execution levied against any substantial portion of the property of Borrower or against any portion of the Collateral which is not discharged or dissolved by a bond within thirty (30) days; or (x) have any material adverse change in its financial condition since the date of this Agreement; or

          B. Any such event described in A above shall occur with respect to ARC or Manager.

              11.1.7 Liens. A lien for the performance of work, or the supply of materials, or a notice of contract, or an attachment, judgment, execution or levy is filed against the Land or the Improvements and remains unsatisfied or is not discharged or dissolved by a bond (or by cash collateral acceptable to Lender) for a period of thirty (30) days after the filing thereof; however, unless and until such a lien, notice of contract, attachment, judgment, execution or levy is so discharged or dissolved, Lender shall have no obligation to make any Loan Advance;

              11.1.8 Breach of Representation or Warranty. Any material representation or warranty made by ARC, Manager or Borrower herein or in any other instrument or document relating to the Loan or the Project shall at any time be materially false or misleading, or any warranty shall be materially breached;

              11.1.9 Intentionally Omitted.

              11.1.10 Cessation of Work. Once commenced, there occurs cessation of the work of construction prior to completion of the Improvements for a continuous period of forty-five (45) days or more for causes other than those related to Force Majeure.

              11.1.11 Licensure. Any involuntary, imposed, required, or actual revocation, suspension, termination, probation, restriction, limitation, forfeiture or refusal to renew, any License necessary or material to the operation of the Project as a Facility.

              11.1.12 Government Fraud. If the United States Department of Health and Human Services, Office of the Inspector General, or any federal, state or local Agency brings a claim, demand or cause of action against any Project Related Person or Borrower or any shareholders, partners, members, directors, officers, employees or agents of any Project Related Person or Borrower for violation of
          Section 1128A, 1128C or 1877 of the Social Security Act (42 U.S.C. ss.ss. 1320a-7a, 1320a-7c and 1395nn), the False Claims Act (31 U.S.C. ss. 3729 et seq.), the Program

          Fraud Civil Remedies Act of 1986 (31 U.S.C. ss.3801 et seq.) or other similar Governmental Requirements.

              11.1.13 Financial Covenants. Any breach of the financial covenants set forth in Section 9.21 or 9.22.

1.1 Grace Periods and Notice. As to each of the foregoing events the following provisions relating to grace periods and notice shall apply:

1.2

    1.2.1 No Notice or Grace Period. There shall be no grace period and no notice from Lender required with respect to the payment of principal at maturity and no grace period and no notice provision with respect to defaults described in Section 11.1.6, or with respect to nonmonetary Defaults which are not reasonably capable of being cured, or with respect to a breach of warranty or representation under Sections 8.1 (regarding Financial Information), or 8.1.4 (regarding Approved Construction Documents), or with respect to breaches under Sections 9.6 (Restrictions on Liens, Transfers and Additional Debt), 9.7 (Limits on Guaranties and Distributions of this Agreement), 9.21 (Financial Covenants - ARC) and 9.22 (Financial Covenants - Project).

    1.1.1 Nonpayment of Interest and Principal. As to the nonpayment of interest, and installments of principal prior to maturity, there shall be a ten (10) day grace period without any requirement of notice from Lender.

    1.1.1 Monetary Defaults. All other monetary Defaults (including, without limitation, the elimination of any Equity Deficiency) shall have a five (5) day grace period following notice from Lender, or, if shorter, a grace period without notice until five (5) Business Days before the last day on which payment is required to be made in order to avoid: (i) the cancellation or lapse of required insurance; (ii) a tax sale or the imposition of late charges or penalties in respect of taxes or other municipal charges; and
    (iii) the right of General Contractor or the Architect to terminate any contract which has been assigned to Lender.

    1.1.1 Nonmonetary Defaults Capable of Cure. As to nonmonetary Defaults which are reasonably capable of being cured or remedied, unless there is a specific shorter or longer grace period provided for in this Loan Agreement or in another Loan Document, there shall be a thirty (30) day grace period following notice from Lender or, if such default would reasonably require more than thirty (30) days to cure or remedy, such longer period of time not to exceed a total of ninety (90) days from Lender's notice as may be reasonably required so long as Borrower shall commence reasonable actions to remedy or cure the default within thirty (30) days following such notice and shall diligently prosecute such curative action to completion within such ninety (90) day period. However, where there is an emergency situation in which there is danger to person or property such curative action shall be commenced as promptly as possible. As to breaches of warranties and representations (other than those related to financial information or construction documents) there shall be a thirty (30) day grace period following notice from Lender.

1.1 Certain Lender Remedies. If an Event of Default shall occur and be continuing, Lender:

1.2

    1.2.1 Withhold Loan Advance. Shall not have any obligation to make any further Loan Advance hereunder (and for the purpose of withholding a Loan Advance Lender may treat as an Event of Default an event which has occurred without regard to notice or grace periods, if any, but if there is in fact a cure within an applicable grace period, Lender shall not thereafter withhold the Loan Advance on account thereof);

    1.1.1 Accelerate Debt. May declare the indebtedness evidenced by the Note and secured by the Mortgage immediately due and payable (provided that in the case of a voluntary petition in bankruptcy filed by Borrower or an involuntary petition in bankruptcy filed against Borrower (after expiration of the grace period, if any, set forth in Section 11.1.6), such acceleration shall be automatic); and

    1.1.1 Pursue Remedies. May pursue any and all remedies provided for hereunder, or under any one or more of the other Loan Documents.

1.1 Written Waivers. If a Default or an Event of Default is waived by Lender, in its sole discretion, pursuant to a specific written instrument executed by an authorized officer of Lender, the Default or Event of Default so waived shall be deemed to have never occurred.

1. ADDITIONAL REMEDIES OF LENDER.

2.

2.1 Remedies. Upon the occurrence, and during the continuance, of an Event of Default, whether or not the indebtedness evidenced by the Note and secured by the Mortgage shall be due and payable or Lender shall have instituted any foreclosure or other action for the enforcement of the Mortgage or the Note, Lender may, in addition to any other remedies which Lender may have hereunder or under the other Loan Documents, and not in limitation thereof, and in Lender's sole and absolute discretion:

    1.1.1 Complete Improvements. Enter upon the Property and complete the construction and equipping of the Improvements in accordance with the Plans and Specifications with such changes therein as Lender may deem appropriate and employ watchmen to protect the Property, all at the risk, cost and expense of Borrower, consent to such entry being hereby given by Borrower;

    1.1.1 Discontinue Work. At any time discontinue any work commenced in respect of the Project or change any course of action undertaken by it and not be bound by any limitations or requirements of time whether set forth herein or otherwise;

    1.1.1 Take Over. Exercise the rights of Borrower under any construction contract or other agreement made by Borrower in any way relating to the Project and take over and use all or any part of the labor, materials, supplies and equipment contracted for by Borrower, whether or not previously incorporated into the Improvements; and

    1.1.1 Take Other Actions. In connection with any construction and equipping of the Improvements undertaken by Lender pursuant to the provisions of this Section,

          (i) engage builders, contractors, architects, engineers and others for the purpose of furnishing labor, materials and equipment,

          (i) pay, settle or compromise all bills or claims which may become liens against the property constituting the Collateral, or which have been or may be incurred in any manner in connection with completing the Project or for the discharge of liens, encumbrances or defects in the title of the Land and Improvements or the Collateral,

          (i) take or refrain from taking such action hereunder as Lender may from time to time determine, and

          (i) engage marketing and leasing agents and real estate brokers to advertise, lease or sell portions or all of the Improvements upon such terms and conditions as Lender may in good faith determine.

1.1 Interest and Other Charges. Borrower shall be liable to Lender for all sums paid or incurred to construct and complete the Improvements and to lease, operate, or market and sell the same whether so paid or incurred pursuant to the provisions of this Section or otherwise, and all payments made or liabilities incurred by Lender hereunder of any kind whatsoever shall be paid by Borrower to Lender upon demand with interest at the Default Rate as provided in this Agreement from the date of payment by Lender to the date of payment to Lender and repayment of such sums with such interest shall be secured by the Mortgage.

1.2

1.3 Authorization. For the purpose of exercising the rights granted by this
Section 12., as well as any and all other rights and remedies of Lender, Borrower hereby authorizes Lender (or any agent designated by Lender), upon and following any Event of Default, to execute, acknowledge and deliver any instruments and to do and perform any acts in the name and on behalf of Borrower.

1. SECURITY INTEREST AND SET-OFF.

2.

2.1 Security Interest. Borrower grants to Lender a direct and continuing lien and security interest, as security for all of Borrower's Obligations in and upon all deposits, balances and other sums credited by or due from Lender, or from any affiliate of Lender, to Borrower including, but not limited to, any Cash Collateral pledged to Lender pursuant to any provision of the Loan Documents.

1.1 Set-Off. If any payment is not made when due under any of the Loan Documents, after giving regard to applicable grace periods, if any, or if any Event of Default or other event which would entitle Lender to accelerate the Loan occurs any such deposits, balances or other sums credited by or due from Lender, or from any such affiliate of Lender, to Borrower may to the fullest extent not prohibited by applicable law at any time or from time to time, without regard to the existence, sufficiency or adequacy of any other collateral, and without notice or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise, all of which are hereby waived, be set off, appropriated and applied by Lender against any or all of Borrower's Obligations irrespective of whether demand shall have been made and although such Obligations may be unmatured, in such manner as Lender in its sole and absolute discretion may determine. Within five (5) Business Days of making any such set off, appropriation or application, Lender agrees to notify Borrower thereof, provided the failure to give such notice shall not affect the validity of such set off or appropriation or application.

1.2

1.3 Additional Rights. The rights of Lender and each affiliate of Lender under this Section 13 are in addition to, and not in limitation of, other rights and remedies, including other rights of set off, which Lender may have.

1. CASUALTY AND TAKING.

2.

2.1 Casualty and Obligation To Repair. In the event of any damage or destruction to the Property or the other Collateral by reason of fire or other hazard or casualty (collectively, a "Casualty"), Borrower shall give immediate written notice thereof to Lender and proceed or cause Manager to proceed with reasonable diligence, in material compliance with all Legal Requirements and the other requirements of the Loan Documents, to repair, restore, rebuild or replace the affected property (collectively, the "Repair Work").

1.1 Adjustment of Claims. All insurance claims shall be adjusted by Borrower or Manager, but such adjustments shall be subject to Lender's prior written approval which approval shall not be unreasonably withheld.

1.2

1.3 Payment and Application of Insurance Proceeds. All proceeds of insurance shall be paid to Lender and, at Lender's option, be applied to Borrower's Obligations or released, in whole or in part, to pay for the actual cost of repair, restoration, rebuilding or replacement (collectively, "Cost To Repair") If the Cost To Repair does not exceed $100,000.00, Lender shall release so much of the insurance proceeds as may be required to pay for the actual Cost to Repair in accordance with the provisions of Section 14.4. Notwithstanding the foregoing, Lender shall also release so much of the insurance proceeds as may be required to pay for the actual Cost To Repair if:

1.4

          (i) in Lender's good faith judgment such proceeds together with any additional funds as may be deposited with and pledged to Lender are sufficient to pay for the Cost To Repair;

          (i) in Lender's good faith judgment the Repair Work is likely to be completed prior to the Maturity Date; and

          (i) no Default exists under the Loan Documents.

1.1 Conditions To Release of Insurance Proceeds. If Lender elects or is required to release insurance proceeds, Lender may impose reasonable conditions on such release which shall include, but not be limited to, the following:

1.2

    1.2.1 Prior To Substantial Completion. If the Casualty occurs prior to Substantial Completion of the Improvements, satisfaction of all conditions precedent to Loan Advances set forth in Sections 6, 7.1 and 7.2 and compliance with all construction requirements of this Agreement.

    1.1.1 After Substantial Completion. If the Casualty occurs after Substantial Completion of the Improvements:

          (i) Prior written approval by Lender, which approval shall not be unreasonably withheld or delayed of plans, specifications, cost estimates, contracts and bonds for the restoration or repair of the loss or damage;

          (i) Waivers of lien, architect's certificates, contractor's sworn statements and other evidence of costs, payments and completion as Lender may reasonably require;

          (i) Funds shall be released upon final completion of the Repair Work, unless Borrower requests earlier funding, in which event partial monthly disbursements equal to 90% of the value of the work completed or, if the applicable contract is on a cost plus basis, then 90% of the costs of the work completed if such cost is less than the value thereof shall be made prior to final completion of the repair, restoration or replacement and the balance of the disbursements shall be made upon full completion and the receipt by Lender of satisfactory evidence of payment and release of all liens; provided, however, that if the Cost To Repair does not exceed $50,000.00, the funds to pay therefor shall be released to Borrower without regard to the foregoing conditions in this Subsection (iii);

          (i) Determination by Lender that the undisbursed balance of such proceeds on deposit with Lender, together with additional funds deposited for the purpose, shall be at least sufficient to pay for the remaining Cost To Repair, free and clear of all liens and claims for lien;

          (i) All work to comply in all material respects with the standards, quality of construction and Legal Requirements applicable to the construction of the Improvements; and

          (i) The absence of any Default under any Loan Documents.

1.1 Taking. If there is any condemnation for public use of the Property or of any Collateral, the awards on account thereof shall be paid to Lender and shall be applied to Borrower's Obligations, or at Lender's discretion released to Borrower. If, in the case of a partial taking or a temporary taking, in the sole judgment of Lender the effect of such taking is such that there has not been a material and adverse impairment of the viability of the Project or the value of the Collateral, so long as no Default exists Lender shall release awards on account of such taking to Borrower if such awards are sufficient (or amounts sufficient are otherwise made available) to repair or restore the Property to a condition reasonably satisfactory to Lender prior to the Maturity Date (without further extensions) and such partial or temporary taking shall not be deemed to violate the provisions of Section 9.6.

1. GENERAL PROVISIONS.

2.

2.1 Notices. Any notice or other communication in connection with this Agreement, the Note, the Mortgage, or any of the other Loan Documents, shall be in writing, and (i) deposited in the United States Mail, postage prepaid, by registered or certified mail, or (ii) hand delivered by any commercially recognized courier service or overnight delivery service such as Federal Express or (iii) sent by facsimile transmission if a FAX Number is designated below, addressed:

                  If to Borrower:

                  ARC Scottsdale, LLC
                  c/o American Retirement Corporation
                  111 Westwood Place
                  Suite 402
                  Brentwood, Tennessee  37027
                  Attention:  George Hicks, CFO

                  If to Lender:

                  Guaranty Federal Bank, F.S.B.
                  8333 Douglas Avenue
                  Dallas, Texas 75225
                  Attention: Senior Housing Division

Any such addressee may change its address for such notices to such other address in the United States as such addressee shall have specified by written notice given as set forth above. All periods of notice shall be measured from the deemed date of delivery.

Unless otherwise provided therein, a notice shall be deemed to have been given, delivered and received for the purposes of all Loan Documents upon the earliest of: (i) if sent by such certified or registered mail, on the day received or rejected by the recipient thereof, or (ii) if hand delivered at the specified address by such courier or overnight delivery service, when so delivered or tendered for delivery during customary business hours on a Business Day, or
(iii) if facsimile transmission is a permitted means of giving notice, upon receipt as evidenced by confirmation.

1.1 Limitations on Assignment. Borrower may not assign this Agreement or the monies due hereunder or convey or encumber the mortgaged premises or any interest therein without the prior written consent of Lender in each instance (not to be unreasonably withheld), but in such event Lender may nevertheless at its option continue to make Loan Advances under this Agreement to Borrower or to those who succeed to the title of Borrower and all sums so advanced by Lender shall be deemed a Loan Advance under this Agreement and not to be modifications thereof and shall be secured by all of the Collateral given at any time in connection herewith.

1.2

1.3 Further Assurances. Borrower shall upon request from Lender from time to time execute, seal, acknowledge and deliver such further instruments or documents which Lender may reasonably require better to perfect and confirm its rights and remedies hereunder, under the Note, under the Mortgage and under each of the other Loan Documents.

1.4

1.5 Payments to be Charged as an Advance. Any payments required by this Agreement, the Note or any of the other Loan Documents, or any other instruments or agreements executed in connection herewith or therewith, including, without limitation, the payment of any Project Costs, may (but not before the due date thereof) be deducted by Lender from the amount, if any, not already advanced, and the same shall be deemed to be a Loan Advance, or may be deducted from any Loan Advance due hereunder. Any attorneys' fees, appraisal charge, inspection fee, or any other expense payable by Borrower as herein provided for, or incurred in connection with the examination of title to the Collateral for the Loan, the drafting of the Loan Documents and other instruments evidencing or securing the Obligations and all other Loan Documents may be likewise deducted from the amounts, if any, not already advanced or from any Loan Advance payable to Borrower and, in any event, charged as a Loan Advance hereunder. Any amounts so paid by Lender and charged as a Loan Advance may be allocated to such line item(s) of the Project Budget as Lender may determine and, in connection therewith, Lender may make such changes to the Project Budget as Lender may determine.

1.6

1.7 Parties Bound. The provisions of this Agreement and of each of the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except as otherwise prohibited by this Agreement or any of the other Loan Documents.

1.8

1.9 This Agreement is a contract by and between Borrower and Lender for their mutual benefit, and no third person shall have any right, claim or interest against either Lender or Borrower by virtue of any provision hereof.

1.10

1.11 Waivers, Extensions and Releases. Lender may at any time and from time to time waive any one or more of the conditions contained herein or in any of the other Loan Documents, or extend the time of payment of the Loan, or release portions of the Collateral from the provisions of this Agreement and from the Mortgage or any other Security Document, but any such waiver, extension or release shall be deemed to be made in pursuance and not in modification hereof, and any such waiver in any instance, or under any particular circumstance shall not be considered a waiver of such condition in any other instance or any other circumstance.

1.12

1.13 Governing Law, Consent to Jurisdiction, Mutual Waiver of Jury Trial.

1.14

    1.14.1 Substantial Relationship. It is understood and agreed that all of the Loan Documents were negotiated, executed and delivered in the State of Texas, which the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

    1.1.1 Place of Delivery. Borrower agrees to furnish to Lender at the Lender's office in Texas all further instruments, certifications and documents to be furnished hereunder.

    1.1.1 Governing Law. This Agreement and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the State of Texas without regard to principles of conflicts of law, except to the extent (A) of procedural and substantive matters relating only to the creation, perfection, foreclosure and enforcement of rights and remedies against the Property, which matters shall be governed by the laws of the State of Arizona, and (B) that the laws of the United States of America and any rules, regulations, or orders issued or promulgated thereunder, applicable to the affairs and transactions entered into by Lender, otherwise preempt Arizona or Texas law, in which event such federal law shall control.

    1.1.1 Intentionally omitted.

    1.1.1 Consent to Jurisdiction. Borrower hereby consents to personal jurisdiction in any state or Federal court located within the State of Texas.

    1.1.1 JURY TRIAL WAIVER. BORROWER AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION THEREWITH. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BORROWER AND LENDER TO ENTER INTO THE TRANSACTIONS CONTEMPLATED HEREBY.

1.1 Survival. All representations, warranties, covenants and agreements of Borrower, ARC or Manager herein or in any other Loan Document, or in any notice, certificate, or other paper delivered by or on behalf of Borrower, ARC or Manager pursuant hereto are significant and shall be deemed to have been relied upon by Lender notwithstanding any investigation made by Lender or on its behalf and shall survive the delivery of the Loan Documents and the making of the Loan and each advance pursuant thereto. No review or approval by Lender, or by its consultants or representatives, of any plans and specifications, opinion letters, certificates by professionals or other item of any nature shall relieve Borrower or anyone else of any of the obligations, warranties or representations made by or on behalf of Borrower, ARC or Manager, or any one or more of them, under any one or more of the Loan Documents.

1.2

1.3 Cumulative Rights. All of the rights of Lender hereunder and under each of the other Loan Documents and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Lender may determine in its sole good faith judgment.

1.4

1.5 Claims Against Lender.

1.6

    1.6.1 Borrower Must Notify. Lender shall not be in default under this Agreement, or under any other Loan Document, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within sixty (60) days after Borrower first had actual knowledge or actual notice of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, with reasonable promptness thereafter. Such actual knowledge or actual notice shall refer to what was actually known by, or expressed in a written notification furnished to, any of the persons or officials referred to in Exhibit C as Authorized Representatives or of the project manager.

    1.1.1 Remedies. If it is determined by the final order of a court of competent jurisdiction, which is not subject to further appeal, that Lender has breached any of its obligations under the Loan Documents and has not remedied or cured such breach with reasonable promptness following notice thereof, Lender's responsibilities shall be limited to: (i) where the breach consists of the failure to grant consent or give approval in violation of the terms and requirements of a Loan Document, the obligation to grant such consent or give such approval and to pay Borrower's reasonable costs and expenses including, without limitation, reasonable attorneys' fees and disbursements in connection with such court proceedings; and (ii) in the case of any such failure to grant such consent or give such approval, or in the case of any other such default by Lender, where it is also so determined that Lender acted in a commercially unreasonable manner after being given the opportunity to correct such actions, the payment of any actual, direct, compensatory damages sustained by Borrower as a result thereof plus Borrower's reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements in connection with such court proceedings.

    1.1.1 Limitations. In no event, however, shall Lender be liable to Borrower or anyone else for other damages such as, but not limited to, indirect, speculative or punitive damages whatever the nature of the breach by Lender of its obligations under this Loan Agreement or under any of the other Loan Documents. In no event shall Lender be liable to Borrower or anyone else unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within the time period specified above.

1.1 Obligations Absolute. Except to the extent prohibited by applicable law which cannot be waived, the Obligations of Borrower under the Loan Documents shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including, without limitation, the existence of any claim, set off, defense or other right which Borrower may have at any time against Lender whether in connection with the Loan or any unrelated transaction.

1.2

1.3 Table of Contents, Title and Headings. Any Table of Contents, the titles and the headings of sections are not parts of this Loan Agreement or any other Loan Document and shall not be deemed to affect the meaning or construction of any of its or their provisions.

1.4

1.5 Counterparts. This Loan Agreement and each other Loan Document may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of the Loan Agreement is sought.

1.6

1.7 Monthly Statements. While Lender may issue invoices or other statements on a monthly or periodic basis (a "Statement"), it is expressly acknowledged and agreed that: (i) the failure of Lender to issue any Statement on one or more occasions shall not affect Borrower's obligations to make payments under the Loan Documents as and when due; (ii) the inaccuracy of any Statement shall not be binding upon Lender and so Borrower shall always remain obligated to pay the full amount(s) required under the Loan Documents as and when due notwithstanding any provision to the contrary contained in any Statement; (iii) all Statements are issued for information purposes only and shall never constitute any type of offer, acceptance, modification, or waiver of the Loan Documents or any of Lender's rights or remedies thereunder; and (iv) in no event shall any Statement serve as the basis for, or a component of, any course of dealing, course of conduct, or trade practice which would modify, alter, or otherwise affect the express written terms of the Loan Documents.

1.8

1.9 Lender's Right to Transfer. Lender shall have the unrestricted right (without Borrower's consent) to transfer and assign the Loan, or portion thereof, or participation interests therein, but no such assignment or sale of participation interests shall affect or limit the rights and obligations of Lender and Borrower as set forth in the Agreement or any of the other Loan Documents, provided that in the case of any such sale of a portion of Lender's interest in the Loan, the funding obligations of Lender, as provided for in this Agreement, shall be several (and not joint) which obligations shall be allocated as among Lender and each transferee, on a pro rata basis in accordance with the respective percentage interests in the Loan which shall be held by Lender and each such transferee immediately after any such transfer, and provided further Lender shall not be permitted to effect any such assignment or participation if as a result of such assignment or participation, Borrower shall be required to pay any withholding tax. At the request of Lender, Borrower shall issue one or more new promissory notes, as applicable, to any such assignee and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Lender in connection with such assignment, each assignee shall be a party to this Agreement and shall have all of the rights and obligations of Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment and Lender shall be released from its obligations hereunder and thereunder to a corresponding extent. In addition, it is understood that Borrower shall not be responsible for the attorneys' fees and expenses of the counsel for any assignee, or for the fees and expenses of Lender's counsel in connection with modifying this Agreement and any of the other Loan Documents, or for preparing any required replacement notes and the co-lending agreement related thereto. Lender may disclose to, or share with, any actual or prospective assignee or participant all information, including, but not limited to, financial information, in Lender's possession regarding the Loan or Borrower.

1.10

1.11 Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in Lender's obligation to lend hereunder and/or the Loan. In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to Borrower, Lender shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations hereunder.

1.12

1.13 Lender may furnish any information concerning Borrower in its possession from time to time to prospective Assignees and Participants, provided that Lender shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

1.14

1.15 Time of the Essence. Time is of the essence of each provision of this Agreement and each other Loan Document.

1.16

1.17 No Oral Change. This Loan Agreement and each of the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought (except no such writing shall be required for any party which, pursuant to a specific provision of any Loan Document, is required to be bound by changes without such party's assent). In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealings or the like be effective to amend, terminate, extend or otherwise modify this Loan Agreement or any of the other Loan Documents.

1.18

1.19 Rights of Third Parties. All conditions of the obligations of Lender hereunder, including the obligation to make Loan Advances, are imposed solely and exclusively for the benefit of Lender and its successors and assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will make Loan Advances or refuse to make Loan Advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it desirable to do so. In particular, Lender makes no representations and assumes no duties or obligations as to third parties concerning the quality of the construction by Borrower of the Improvements or the absence therefrom of defects. Failure to inspect the construction of the Improvements or any part thereof or inspection not followed by notice of Default shall not constitute a waiver of any of Lender's rights hereunder nor shall it constitute a representation that there has been compliance with the Plans and Specifications or that the construction of the Improvements is free from defective materials or workmanship. In this connection Borrower agrees to and shall indemnify Lender (EVEN IF LENDER IS NEGLIGENT) from any liability, claims or losses resulting from the disbursement of the Loan proceeds or from the condition of the Property whether related to the quality of construction or otherwise and whether arising during or after the term of the Loan. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

1.20

1.21 Evidence of Satisfaction of Conditions. Any condition of this Agreement which requires the submission of evidence of the existence or nonexistence of a specified fact or facts implies as a condition the existence or nonexistence, as the case may be, of such fact or facts, and Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or nonexistence.

1.22

1.23 Exhibits. All Exhibits attached to this Agreement are hereby incorporated by reference and made a part of this Agreement for all purposes.

1.24

1.25

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF this Agreement has been duly executed and delivered as of the date first written above.

                                    ARC SCOTTSDALE, LLC, a Tennessee limited liability company


                                    By: American Retirement Corporation, a
                                        Tennessee corporation, its managing
                                        member

                                        By:
                                            ------------------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                    GUARANTY FEDERAL BANK, F.S.B.

                                    By:
                                        ----------------------------------------
                                        Deborah M. Laycock, Vice President

THE STATE OF ____________           ss.
                                    ss.
COUNTY OF ______________            ss.

         This instrument was acknowledged before me on September ____, 2000 by _____________________, _____________________ of American Retirement Corporation,
a Tennessee corporation, on behalf of said corporation, in its capacity as managing member of ARC Scottsdale, LLC, a Tennessee limited liability company, on behalf of said limited liability company.

                                     -------------------------------------------
                                     Notary Public, State of ____________



                                     --------------------------------------
                                     (printed name)

My Commission Expires:


---------------------

THE STATE OF TEXAS                  ss.
                                    ss.
COUNTY OF DALLAS                    ss.

         This instrument was acknowledged before me on September ___, 2000, by Deborah M. Laycock, Vice President of Guaranty Federal Bank, F.S.B., or federal savings bank, on behalf of such bank.


                                    --------------------------------------------
                                    Notary Public, State of Texas


                                    --------------------------------------------
                                    (printed name)




My Commission Expires:

-------------------------

                                    EXHIBITS

                                                                  Section
                                                                  Reference
                                                                  Number
                                                                  ------
Exhibit A         Definitions                                     1.1

Exhibit B         Healthcare Rider                                N/A

Exhibit C         Authorized Representatives                      4

Exhibit D         Required Hazard Property and Other Insurance    9.5

Exhibit E         Project Budget                                  1.9

                          EXHIBIT A TO LOAN AGREEMENT
                                  DEFINITIONS

actual knowledge as defined in Section 9.1.

Adjusted Total Capital means Total Capital less the Value of Assets Associated with contingent Debt.

Administrative Notices means all (i) Deficiency Notices, (ii) all Agency inspection reports, audits, surveys, investigations, reviews and evaluations, and (iii) all notices and written communications from any state or any Agency relating to material adjustments in reimbursement amounts or to rate reviews, modifications of rates, inflation adjustments, rate agreements, and the like.

Affiliate means an entity in which ARC (or another entity which ARC controls) holds an ownership interest equal to or greater than fifty-one percent (51%).

Agency means the Health Care Financing Administration, the Drug Enforcement Administration, the Environmental Protection Agency, any other state or federal licensing or regulatory authority (including any licensing or regulatory authority responsible for administering or dispensing Medicaid or Medicare payments or any other third party payor billing policies, procedures, limitations or restrictions), or any other public or private agency or organization, including without limitation, any public or private accreditation agency or organization.

Agreement as defined in the Preamble.

Approved Construction Documents as defined in Section 5.1.

ARC shall mean American Retirement Corporation, a Tennessee corporation.

Architect's Consent as defined in Section 3.1.5.

Architect's Contract as defined in Section 1.5 and identified in Exhibit E.

Collateral Assignment as defined in Section 3.1.3.

Assignment of Leases and Rents as defined in Section 3.1.2.

Authorized Representatives as defined in Section 4 and listed on Exhibit C.

Borrower as defined in the Preamble.

Borrower's Architect as defined in Section 1.5.

Business Day shall mean: any day of the year on which offices of banks are not required or authorized by law to be closed for business in Texas, New York and Delaware. If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day. Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no "February 30th"), the payment shall be due on the last Business Day of the calendar month.

Cash Collateral shall mean cash or cash equivalents, pledged to, or otherwise held by, Lender as security for Borrower's Obligations.

Casualty as defined in Section 14.1.

Collateral as defined in Section 7.1.5.

Commitment as defined in Section 1.7.

Contingent Funded Debt means, as to any Person (the "guaranteeing person"), any obligation (determined without duplication) of (a) the guaranteeing person or
(b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing, or becoming contingently liable for, in any manner any Funded Debt (the "primary obligations") of any Person. The amount of any Contingent Funded Debt of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Contingent Funded Debt (or, if less, the maximum stated liability set forth in the instrument embodying such Contingent Funded Debt).

Cost To Repair as defined in Section 14.3.

Current Assets means, at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of ARC, excluding inventory, Prepaids (as defined by GAAP) and Restricted Cash (as defined by GAAP).

Current Liabilities means, at any date, the amount which in conformity with GAAP, would be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of ARC, excluding balloon payments of principal greater than 300% of the regularly scheduled amortization payment in connection with such indebtedness, provided such indebtedness is refinanced with ninety (90) days of such balloon payment.

Current Ratio means the ratio of (a) Current Assets to (b) Current Liabilities.

Debt Coverage Ratio as defined in the Note.

Default as defined in Section 11.1.

Default Rate as defined in the Note.

Deficiency Notices means all notices and other written communications from any Agency, Governmental Authority or agent which licenses, regulates, certifies, accredits or evaluates the Project Related Persons, the Project or the Project Related Person's operation of the Project alleging that the Project Related Persons, the Project or the Project Related Person's operation of the Project in whole or in part fails to comply or, if corrective action is not taken, shall fail to comply with, any or all of the Agency's or Governmental Authority's requirements for and conditions of licensing, regulation, certification or accreditation by or participation in programs of the Agency or Governmental Authority or otherwise relating to the continuous operation of all or any portion of the Property or the Project Related Person's programs or its eligibility or entitlement to receive reimbursement from any Agency or Governmental Authority.

Dollars shall mean lawful money of the United States.

Equity Deficiency as defined in Section 6.3.

EBITDAR means earnings before interest, taxes, depreciation, amortization, and Rent.

ERISA and ERISA Plan each as defined in Section 8.13.

Event of Default as defined in Section 11.1.

Facility means a 118-unit free-standing assisted living/Alzheimer's facility.

First Extension Period as defined in the Note.

Force Majeure shall mean any delay due to strikes, lockouts or other labor or industrial disturbance, civil disturbance, future order of or delay caused by any government, court or regulatory body claiming jurisdiction (including, without limitation delays in processing or release of necessary permits), act of the public enemy, war, riot, sabotage, blockade, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority or similar regulation or order of any government or regulatory body, lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion other Acts of God, or other delays reasonably beyond the control of Borrower. Force Majeure shall be deemed to exist only so long as Borrower specifically notifies Lender in writing of such delay within a reasonable period of time following Borrower's knowledge of the event or condition, but in no event later than thirty (30) days after obtaining such knowledge.

Full Completion and Fully Completed shall mean Substantial Completion plus the completion of all Punch List Items and minor items.

Full Completion Date as defined in Section 1.8.

GAAP means generally accepted accounting principles in effect in the United States of America from time to time.

General Contract as defined in Section 1.6.

General Contractor as defined in Section 1.6.

Governmental Authority or Authorities means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Guaranty means the Guaranty by ARC of even date herewith in favor of Lender.

Hard Costs shall mean those Project Costs which are associated with the labor, materials and work required to demolish any Existing Facilities on the Land and thereafter to construct and complete the Improvements including but not limited to work, labor and materials required pursuant to any Legal Requirements applicable to the Project.

Hazardous Materials shall mean and include asbestos, flammable materials, explosives, radioactive substances, polychlorinated biphenyls, radioactive substances, other carcinogens, oil and other petroleum products, pollutants or contaminants that could be a detriment to the environment, and any other hazardous or toxic materials, wastes, or substances which are defined, determined or identified as such in any past, present or future federal, state or local laws, rules, codes or regulations, or any judicial or administrative interpretation of such laws, rules, codes or regulations.

Improvements as defined in Section 1.3.

Inspecting Architect means the representative of Lender designated to inspect the construction of the Improvements on behalf of Lender.

Interest means the sum of all interest expense (as defined by GAAP excluding, however, the amortization of prepaid financing costs) net of interest income.

Interest Reserve as defined in Section 7.2.9.

Investment shall mean the acquisition of any real or tangible personal property or of any stock or other security, any loan, advance, bank deposit, money market fund, contribution to capital, extension of credit (except for accounts receivable arising in the ordinary course of business and payable in accordance with customary terms), or purchase or commitment or option to purchase or otherwise acquire real estate or tangible personal property or stock or other securities of any party or any part of the business or assets comprising such business, or any part thereof.

Land as defined in Section 1.3.

Lease-Up Expenses as defined in Section 7.2.10.

Legal Requirements shall mean all applicable federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, and the requirements of any governmental agency or authority having or claiming jurisdiction with respect thereto, including, but not limited to, those applicable to zoning, subdivision, building, health, fire, safety, sanitation, the protection of the handicapped, and environmental matters and shall also include all orders and directives of any court, governmental agency or authority having or claiming jurisdiction with respect thereto.

Lender as defined in the Preamble.

Licenses means any and all licenses, certificates of need, certificate of need waivers, operating permits, franchises, and other licenses, authorizations, certifications, permits, or approvals, other than construction permits, issued by, or on behalf of, any Governmental Authority now existing or at any time hereafter issued, with respect to the acquisition, construction, renovation, expansion, leasing, ownership and/or operation of the Project, accreditation of the Project, and/or the participation or eligibility for participation in any third party payor or reimbursement programs (but specifically excluding any and all Participation Agreements), any and all operating licenses issued by any Governmental Authority, any and all pharmaceutical licenses and other licenses related to the purchase, dispensing, storage, prescription or use of drugs, medications, and other "controlled substances," and any and all licenses relating to the operation of food or beverage facilities or amenities, if any.

Licenses and Permits shall mean all licenses, permits, authorizations and agreements issued by or agreed to by any governmental authority, or by a private party pursuant to a Permitted Title Exception, and including, but not limited to, building permits, occupancy permits and such special permits, variances and other relief as may be required pursuant to Legal Requirements which may be applicable to the Property or the Project.

Liquid Assets means unencumbered cash, cash equivalents and marketable securities.

Loan as defined in Section 1.11.

Loan Advances as defined in Section 6.1.

Loan Documents as defined in Section 3.2.

MAI shall mean Member of the Appraisers Institute.

Managed Care Plans means any health maintenance organization, preferred provider organization, individual practice association, competitive medical plan, referral service or similar arrangement, entity, organization, or Person.

Management Agreement means the Management Agreement dated _______________, 2000 between Borrower and Manager.

Manager as defined in Section 1.3.

Material Adverse Change means, as to the specified Person, a material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of such Person and, in addition, as to the Borrower, any material adverse change in (i) the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents or (ii) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Lender hereunder or thereunder.

Maturity Date means September 28, 2003.

Mortgage as defined in Section 3.1.1.

Net Worth means Shareholders' Equity (as defined by GAAP).

Note as defined in Section 3.2.

Obligations as defined in Section 3.1.

Operating Agreements and Management Contracts means any and all contracts and agreements previously, now or at any time hereafter entered into by the Project Related Persons with respect to the acquisition, construction, renovation, expansion, ownership, operation, maintenance, use or management of the Project or otherwise concerning the operations and business of the Project, including, without limitation, the Management Agreement, any and all service and maintenance contracts, any employment contracts, any and all management agreements, any and all consulting agreements, laboratory servicing agreements, pharmaceutical contracts, physician, other clinician or other professional services provider contracts, therapy referral, food and beverage service contracts, and other contracts for the operation and maintenance of, or provision of services to, the Project.

Operating Deficit Reserve as defined in Section 7.2.10.

Owner's Equity means $3,883,000, against which a credit for the Land cost in the amount of $1,200,000 has been made, making the required cash Owner's Equity the amount of $2,683,000.

Participation Agreements means any and all third party payor participation or reimbursement agreements now or at any time hereafter existing for the benefit of the Project Related Persons relating to rights to payment or reimbursement from, and claims against, private insurers, Managed Care Plans, employee assistance programs, Blue Cross and/or Blue Shield, federal, state and local Governmental Authorities, including without limitation, Medicare, Medicaid, CHAMPUS, VA and other third party payers.

Permitted Additional Debt as defined in Section 9.6.4.

Permitted Title Exceptions as set forth on Exhibit B to the Mortgage.

Permitted Transactions as defined in Section 9.6.2.

Permitted Transfers as defined in Section 9.6.3.

Person means an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an unincorporated association, any Governmental Authority or any other entity.

Plans and Specifications as defined in Section 1.5.

Project as defined in Section 1.3.

Project Budget as defined in Section 1.9 and set forth in Exhibit E.

Project Costs shall mean all amounts paid or payable by the Borrower within the categories encompassed by the line items of the Project Budget in order to construct, lease and operate the Property.

Project Related Persons means Borrower and Manager.

Property as defined in Section 1.3.

Proposed Schedule of Work as defined in Section 1.8.

Punch List Items shall mean details of construction, decoration and mechanical and electrical adjustment which in the aggregate are minor in character and do not materially interfere with a tenant's use or enjoyment of the Improvements.

Registered Land Surveyor shall mean a land surveyor or engineer licensed as such in the jurisdiction where the Property is situated.

Rent means lease expense as defined pursuant to GAAP.

Repair Work as defined in Section 14.1.

Reportable Event as defined in Section 8.13.

Resident Agreements means any and all contracts and agreements executed by, or on behalf of any resident or other Person seeking residency or occupancy in the Project and related services from the Project Related Persons.

Second Extension Period as defined in the Note.

Security as defined in Section 3.1.

Security Documents as defined in Section 3.2.

Significant Change as defined in Section 5.3.3.

Soft Costs are those Project Costs, other than Hard Costs, which are required incident to the Project such as but not limited to architectural and engineering expenses, interest, legal and accounting expenses, costs of obtaining licenses and permits, financing costs, leasing fees, closing costs and expenses of developing, marketing, operating and maintaining the Property.

Subordinated Debt means any indebtedness of a person incurred at any time the repayment of which is subordinated to other indebtedness of such person pursuant to a written agreement and on which interest is chargeable at a fixed rate and specifically including ARC's 5.75% convertible subordinated debentures due October 1, 2002, in the aggregate original principal amount of $138,000,000.

Subsequent Advance as defined in Section 7.2.

Substantial Completion and Substantially Completed - The term "Substantial Completion," or "Substantially Completed," as it applies to the Improvements shall mean the date when (except for Punch List Items and minor items which can be fully completed without material interference with the use of the Improvements, and other items which because of the season, weather or nature of the items are not practical to do at the time) all work required by the Plans and Specifications and the other Approved Construction Documents has been completed, and the Certificate of Occupancy for the Project and such of the leasable space as is occupied by any tenants has been issued.

Substantial Completion Date as defined in Section 1.8.

Surveyor and Survey Plan each as defined in Section 1.3.

Tangible Net Worth means, at any time, the sum at such time of Net Worth less the total of (a) all assets which would be classified as intangible assets under GAAP, including goodwill, trademarks, trademark applications, trade names, service marks, patent applications and licenses, and deferred charges, (b) pre-opening costs, organizational costs and deferred financing costs, and (c) advances or loans made to or received from any unconsolidated affiliates of which ARC owns less than fifty percent (50%) or any stockholder of ARC or any affiliate. All assets classified in ARC's financial statements as leaseholds of senior living facilities or leasehold acquisition costs related to senior living facilities shall be included as tangible assets in the calculation of ARC's Tangible Net Worth. Total Capital means the sum of Net Worth, Total Funded Debt, Subordinated Debt, the Value of Assets Associated with Contingent Debt and all equity of a joint venture of ARC or any of its subsidiaries whether such joint venture is consolidated or unconsolidated.

Total Funded Debt of any Person at any time (determined without duplication) means the sum, at such time, of the aggregate amount of such Person's Funded Debt and Contingent Funded Debt.

UCC means the Uniform Commercial Code in effect in the State of Texas.

Updated Appraisal as defined in Section 9.16.1.

Value of Assets Associated with Contingent Debt means for any period the product of (a) the aggregate pre-tax net income of ARC and/or its Affiliates arising from, or out of, any lease(s) or management agreement(s) that is entered into by ARC or its Affiliates in connection with any Contingent Funded Debt, multiplied by (b) the contingent value multiplier. As used herein, "contingent value multiplier" means either (x) eight (8), or (y) if such lease or management agreement does not, at the time of measurement, have a remaining term of at least twelve years, the product obtained by multiplying (i) eight (8), by (ii) a fraction, the numerator of which is the number of years of the remaining term, and the denominator of which is twelve (12).

                           EXHIBIT B TO LOAN AGREEMENT

         HEALTHCARE RIDER

This Healthcare Rider (this "Rider") is attached to and made part of that certain Construction Loan Agreement by and between ARC SCOTTSDALE, LLC and GUARANTY FEDERAL BANK, F.S.B. (the "Agreement"). Terms used, but not defined, herein are defined in the Agreement and shall have the meaning given such terms in the Agreement.

 .1 Representation of Borrower. To induce the Lender to enter into the Agreement and to make the Loan, Borrower hereby represents and warrants to Lender:

 .2

(a) Hill-Burton Act. The Borrower has not, nor to the best of the Borrower's knowledge, has any prior owner of the Property during the twenty (20) year period immediately preceding the date hereof, received any funds to finance the construction and/or acquisition of the Property pursuant to Title VI of the Public Health Service Act (commonly referred to as the Hill-Burton Act) or Title XVI of the Public Health Service Act.

(b)

(c) Participation Agreements/Managed Care Plans. The Project Related Persons are not and, during the term of the Loan, will not be parties to any Participation Agreements or Managed Care Plans with respect to the Project.

(d)

(e) Fraud and Abuse. The Project Related Persons, their directors, officers and employees and other Persons providing services on behalf of the Project Related Persons have not engaged in any activities which are in violation of Sections 1128A, 1128C or 1877 of the Social Security Act (42 U.S.C. ss.ss. 1320a-7a, 1320a-7c and 1395nn), the False Claims Act (31 U.S.C. ss. 3729 et seq.), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. ss. 3801 et seq.) or other federal or state laws and regulations, including, but not limited to, the following:

(f)

    (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

    (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;

    (i) failing to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

    (i) knowingly and willfully offering, paying, soliciting, or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service, (B) in return for purchasing, leasing or ordering, or arranging for or recommending, purchasing, leasing or ordering any good, facility, service or item; or

    (i) billing a patient, resident or payor for health services specified in 42 U.S.C. ss. 1395nn or any other similar or comparable federal or state laws, or providing such health services to a patient or resident, upon a referral from a physician where such physician has a financial relationship with a Project Related Person to which no exception applies under each of the applicable laws.

 .1 Affirmative Covenants of the Borrower. During any period in which the Loan is outstanding, the Borrower agrees:

 .2

(a) Resident Agreements. It will submit to the Lender when requested by the Lender, all information requested by the Lender with respect to all Resident Agreements.

(b)

(c) Conduct of Business and Compliance with Laws. The Borrower shall (i) do or cause to be done all things necessary to obtain, enter into, preserve and keep in full force and effect its existence and material rights and, if appropriate, construction permits and all material Licenses and Operating Agreements and Management Contracts which are necessary for its business and the operation of the Property as a Facility, (ii) engage in and continue to engage only in the business of owning and operating the Facility and related services, (iii) comply and cause to be complied with all Governmental Requirements, including, without limitation, the Occupational Safety and Health Act of 1970, regulations issued under the Omnibus Budget Reconciliation Act of 1987, any Governmental Requirement relating to "informed consents" and rights of residents, qualifications of staff, staffing requirements and delivery of services in a manner sufficient to protect the health and safety of residents. In addition, the Borrower covenants and agrees that it will:

(d)

    (i) obtain, maintain and comply, or cause to be obtained, maintained or complied with, all conditions for the continuance of, all Licenses necessary or desirable for the operation of the Project as a Facility;

    (i) maintain or cause to be maintained the standard of care for the residents of the Project at all times at a level necessary to insure a level of quality care and services for the residents of the Project no less than the prudent industry standard for a Facility; and

    (i) maintain or cause to be maintained a standard of care in the storage, use, transportation and disposal of all medical equipment, medical supplies, medical products and medical waste, of any kind and in any form, that is in accordance with, at least, that of the prudent industry standard and in conformity with all Governmental Requirements.

(a) Insurance. The Borrower shall ensure that all healthcare providers with whom the Project Related Persons contract to provide services at the Property are insured against claims arising from such services (including, without limitation, malpractice coverage) with the same limits, if any, as applicable to the Borrower pursuant to the Loan Documents or otherwise acceptable to the Lender.

(b)

(c) Notices. The Borrower shall promptly notify the Lender in writing upon obtaining knowledge of the occurrence of:

(d)

    (i) the receipt by the Project Related Persons of any notice, claim or demand from any Governmental Authority which alleges that a Project Related Person is in violation of any of the terms of, or has failed to comply with any Governmental Requirement regulating its operation and business, including, but not limited to, the Health Care Financing Administration or any division thereof, the Occupational Safety and Health Act and the Environmental Protection Act, which violation or failure could result in a Material Adverse Change or could adversely affect the ability of Borrower to repay the Loan or otherwise comply with the provisions of the Loan Documents;

    (i) The actual, threatened or pending (A) revocation, suspension, probation, restriction, limitation, forfeiture or refusal to renew of any License, or
    (B) decertification, revocation, suspension, probation, restriction, limitation, forfeiture or refusal to renew any participation or eligibility in any third party payor program in which the Borrower presently participates or is eligible, including, without limitation, Medicare, Medicaid, CHAMPUS, Blue Cross and Blue Shield, any Managed Care Plan, private insurer or employee assistance program, or any accreditation of a Project Related Person, which actual or threatened or pending decertification, revocation, suspension, probation, restriction, limitation, forfeiture or refusal to renew could have a Material Adverse Change or could adversely affect the ability of the Borrower to repay the Loan or comply with the provisions of the Loan Documents, or (C) the issuance or pending issuance of any License for a period of less than twelve (12) months, as a consequence of sanctions imposed by any Governmental Authority or agent, or
    (D) the assessment or threatened or pending assessment, of any civil or criminal penalties by any Governmental Authority or agent, any third party payor or any accreditation organization; and

    (i) any other development in the business or affairs of the Borrower which could result in a Material Adverse Change or could adversely affect the ability of the Borrower to repay the Loan or comply with the provisions of the Loan Documents;

    in each case describing in detail satisfactory to the Lender in its sole discretion the nature thereof and the action the Borrower proposes to take with respect thereto.

(a) Deficiency Notices. Without implying any limitation on any other provisions of this Rider, the Agreement or any of the other Loan Documents, the Borrower will furnish to the Lender immediately after receipt thereof copies of all (A) Deficiency Notices, (B) Agency inspection reports, audits, surveys, investigations, reviews or evaluations, (C) notices and written communications from any State or any Agency relating to material adjustments in reimbursement amounts or to rate reviews, modifications of rates, inflation adjustments, rate agreements or the like, and (D) responses by, or on behalf of, the Project Related Persons with respect to any of the foregoing. The Borrower shall promptly commence and diligently pursue the correction of the subject of each Deficiency Notice, and shall correct the subject of the Deficiency Notice promptly, but in any event prior to the expiration of any period allowed by the Agency for correction. The Borrower shall, at the Lender's request, promptly provide from time to time such cost estimates, reports and other information as the Lender may require to demonstrate to the Lender's satisfaction that the Borrower has the financial and other ability to effect the correction and is taking the actions required by this Section.

(b)

(c) Specific Licensing Requirements. The Borrower shall at all times maintain the Property as a properly licensed Facility in accordance with all Governmental Requirements and Licenses.

(d)

(e) Financial Statements. The Borrower shall provide Lender and cause the Project Related Persons to provide to Lender, the following financial statements and information on a continuing basis during the term of the Loan:

(f)

    (i) Following completion of the Improvements and issuance of the certificate of occupancy for the Improvements, once each month within thirty (30) days after month end, unaudited monthly financial statements of the operations of the Project, prepared in accordance with GAAP, which statements shall include a balance sheet and statement of income and expenses for the month then ended, together with a rent roll of the Facility as of the end of such month, certified by a representative of Borrower to be true and correct to the best of the representative's knowledge and belief. Such statements of the Facility shall be accompanied by the Compliance Certificate attached as
    Schedule I to this Rider.

    (i) The Lender further reserves the right to require such other financial information of Borrower, Manager, ARC and/or the Project, in such form and at such other times (including monthly or more frequently) as Lender shall deem necessary, and Borrower agrees promptly to provide or to cause to be provided, such information to Lender. All financial statements must be in the form and detail as Lender may from time to time reasonably request.

 .1 Negative Covenants of the Borrower. During any period in which the Loan is outstanding, the Borrower agrees that it will not:

 .2

(a) Licenses. Allow any breach, withdrawal, rating reduction, restriction, suspension, probation, failure to renew, cancellation, rescission, termination, lapse or forfeiture of any License, permit, right, franchise or privilege necessary for the ownership or operation of the Project for the purposes for which the Project is intended.

(b)

(c) Agreements. Allow any breach, withdrawal, restriction, suspension, probation, failure to renew, cancellation, rescission, termination, lapse, alteration, forfeiture or modification of any material Participation Agreement or any material Operating Agreements and Management Contracts.

(d)

(e) Amendments; Terminations. Amend or terminate or agree to amend or terminate any material License or consent to a waiver of, or waive, any material provisions thereof or amend or terminate or agree to amend or terminate, any material Operating Agreements and Management Contracts.

(f)

(g) Single Asset Entity. (a) Acquire any real or personal property other than the Property and personal property related to the operation and maintenance of the Project; (b) operate any business other than the management and operation of the Facility, or (c) maintain its assets in a way difficult to segregate and identity.

(h)

                                   SCHEDULE I
                               TO HEALTHCARE RIDER

                      MONTHLY/QUARTERLY FINANCIAL STATEMENT
                                 AND CENSUS DATA

Facility Name:
               ------------------------
Management Company:
                    -------------------
Report Date:
             --------------------------


                                               ---------------------------------------------------------------------
                                                Month/Quarter     Month/Quarter    Month/Quarter    Month/Quarter
                                               ---------------------------------------------------------------------
                                                    Ending           Ending           Ending            Ending
                                               ---------------------------------------------------------------------
                                                    (Date)           (Date)           (Date)            (Date)
                                               ---------------------------------------------------------------------
                   (Date)
                 Census Data
                                               ---------------------------------------------------------------------
Total Number of Units:
                                               ---------------------------------------------------------------------
Number of Residents at end of Quarter:
                                               ---------------------------------------------------------------------
Percent Occupied:
                                               ---------------------------------------------------------------------
Cash Flow Analysis
                                               ---------------------------------------------------------------------
Total Routine Resident Revenue:
                                               ---------------------------------------------------------------------
Total Net Revenues:
                                               ---------------------------------------------------------------------
Total Expenses:
                                               ---------------------------------------------------------------------
Add Back
                                               ---------------------------------------------------------------------
Depreciation and Amortization:
                                               ---------------------------------------------------------------------
Interest on Mortgage:
                                               ---------------------------------------------------------------------
Facility Lease Expense
(if applicable):
                                               ---------------------------------------------------------------------
Management Fees:
                                               ---------------------------------------------------------------------
Extraordinary Items:
                                               ---------------------------------------------------------------------
Net Operating Income:
                                               ---------------------------------------------------------------------

         I hereby certify the above to be true and correct. Dated this _____ day of __________, _____.

         By:
             ------------------------------------
         Its:
             ------------------------------------

                                   SCHEDULE II

                              GUARANTOR CERTIFICATE

         The undersigned, being the duly elected, qualified and acting Chief Financial Officer of the Guarantor, on behalf of the Guarantor, hereby certifies and warrants that:

1. He is the Chief Financial Officer of the Guarantor and that, as such, he is authorized to execute this certificate on behalf of the Guarantor.

1. As of the fiscal quarter ending as of _____________:

2.

a. The Guarantor's Tangible Net Worth was $ ___________ as computed on Attachment 1 hereto;

b.

c. The Guarantor's ratio of Total Funded Debt to Total Capital was ____% as computed on Attachment 2 hereto;

d.

e. The Guarantor's ratio of Funded Debt to Adjusted Total Capital was ____% as computed on Attachment 3 hereto;

f.

g. The Guarantor's ratio of EBITDAR to Interest and Rent was ____ to 1.0 as computed on Attachment 4 hereto;

h.

i. The Guarantor's Current Ratio was ____ to 1.0 as computed on Attachment 5 hereto.

j.

k. The value of the Guarantor's Liquid Assets was $__________ as computed on Attachment 6 hereto.

l.

3. The Guarantor is not in default of any of the provisions of the Guaranty as of _________, as amended, modified or restated from time to time;

4.

5. IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate, this ___ day of _________.

6.

7.                                  GUARANTOR:

8.

                                    AMERICAN RETIREMENT CORPORATION

                                    By:
                                        ----------------------------------------
                                        Name:  George Hicks
                                        Title: Chief Financial Officer

                                  ATTACHMENT 1


                                                    Period Ending:
                                                                  --------------

Tangible Net Worth:

1.   stockholder/partners equity                              $  __________

less
2.     (a) all intangible assets                              $  __________
(b)  pre-opening costs, organization costs and
deferred financing costs                                      $  __________
(c)  loans to or receivables from unconsolidated
affiliates                                                    $  __________

                                        Actual Tangible Net Worth =   $_________

Required Tangible Net Worth = at least $98,000,000 as of December 31, 1999 and, beginning with the quarter ending March 31, 2000, at least the sum of $98,000,000 plus 50% of Guarantor's net income (if positive) for each subsequent quarter, plus seventy-five percent (75%) of the net cash proceeds to Guarantor of any equity capital (or equity equivalent) securities offering received during such quarter, excluding the dollar amount of any such equity offering issued in connection with an acquisition, merger or business combination which is attributed to the purchase of the goodwill of the acquired entity.

                                  ATTACHMENT 2

                                                    Period Ending:
                                                                  -------------
Ratio of Total Funded Debt to Total Capital

         1.  Total Funded Debt                $_________*

         2.  Total Capital                    $_________**

Ratio:   _____%

Required Ratio: not greater than 70%

* "Total Funded Debt" means the sum of the following but shall exclude trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by the Guarantor and for which adequate reserves are being provided on the books of the Guarantor in accordance with GAAP:


(a) Indebtedness for borrowed money ($______) or for the deferred $ _________ purchase price of property, or services ($______)
(b) obligations in respect of letters of credit, banker's or other $ _________ acceptances or similar obligations issued or created for the account of the Guarantor
(c) lease obligations which have been or should be, in accordance $ _________ with GAAP, capitalized on the books of the Guarantor
(d) liabilities secured by any property owned by the Guarantor to $ _________ the extent attached to the Guarantor's interest in such property even though Guarantor is not liable for the payment thereof
(e) any obligation of the Guarantor or an Affiliate to a            $  _________
Multiemployer Plan
(f) Synthetic Lease Funded Debt                                     $  _________
(g) all liabilities of a joint venture whether such joint venture $ _________ is consolidated or unconsolidated
(h) Contingent Funded Debt (as defined in the Loan Agreement)       $  _________

** "Total Capital" means the sum of the following:
(a) Net Worth                                                       $  _________
(b) Total Funded Debt                                               $  _________
(c) Subordinated Debt                                               $  _________
(d) Equity of Joint Ventures                                        $  _________
(e) Value of Assets Associated with Contingent Funded Debt          $  _________

                                  ATTACHMENT 3

                                                     Period Ending:
                                                                   -------------


Ratio of Funded Debt to Adjusted Total Capital

       1.   Total Funded Debt         $__________*

       2.   Total Capital             $__________**


Ratio: _____%

Required Ratio: not greater than 70%

* "Total Funded Debt" means the sum of the following but shall exclude trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by the Guarantor and for which adequate reserves are being provided on the books of the Guarantor in accordance with GAAP:

(a) indebtedness for borrowed money ($______) or for the deferred $ ________ purchase price of property, or services ($______)
(b) obligations in respect of letters of credit, banker's or other $ ________ acceptances or similar obligations issued or created for the account of the Guarantor
(c) lease obligations which have been or should be, in accordance $ ________ with GAAP, capitalized on the books of the Guarantor
(d) liabilities secured by any property owned by the Guarantor to $ ________ the extent attached to the Guarantor's interest in such property even though Guarantor is not liable for the payment thereof
(e) any obligation of the Guarantor or an Affiliate to a              $ ________
Multiemployer Plan
(f) Synthetic Lease Funded Debt (Agreement)                           $ ________
(g) all liabilities of a joint venture whether such joint venture $ ________ is consolidated or unconsolidated

** "Total Capital" means the sum of the following:
(a)   Net Worth                                                       $ ________
(b)   Funded Debt                                                     $ ________
(c)   Subordinated Debt                                               $ ________
(d)   Equity of Joint Ventures                                        $ ________

                                  ATTACHMENT 4


                                                      Period Ending:
                                                                    ----------

Ratio of EBITDAR to Interest plus Rent


1.  EBITDAR                  $          _______
                               (calculated as follows)

Net Income                   $          _______
Plus Net Interest            $          _______
Plus Taxes                   $          _______
Plus Depreciation            $          _______
Plus Amortization            $          _______
Plus Rent                    $          _______

2. Interest                  $          _______
(Interest expense [excluding amortization of prepaid financing costs] of $_______ net of interest income of $_______.)

Rent                         $          _________
Total of Interest plus Rent  $          _________

Ratio: ______ to 1.0

Required Ratio: 1.50 to 1.0

                                  ATTACHMENT 5

                                                  Period Ending:
                                                                -------------

Current Ratio

     1.   Current Assets           $ _________*

     2.   Current Liabilities      $ _________**

Ratio of Current assets to Current Liabilities: ____to 1

Required Ratio: not less than 1.0 to 1.0

* "Current Assets" means at the date hereof, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Guarantor, excluding inventory, Prepaids (as defined by GAAP) and Restricted Cash (as defined by GAAP).

** "Current Liabilities" means at the date hereof, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Guarantor, excluding balloon payments of principal greater than 300% of the regularly scheduled amortization payment in connection with such indebtedness, provided such indebtedness is refinanced within ninety (90) days of such balloon payment.

                                  ATTACHMENT 6


                                                    Period Ending:
                                                                  -----------

Liquid Assets

Value of cash, cash equivalents and marketable securities $_________

Required Value: not less than the greater of (a) ten percent (10%) of Tangible Net Worth (Equals $_________ as computed on Attachment 1) or (b) $12,000,000.

                                  SCHEDULE III

                          NON-RECURRING CHARGES IN 4Q99


          GAIN ON SALE OF LAND                                     $  3,000

          ASSET IMPAIRMENT:

          Five specific development projects suspended               (7,550)

          Disposal costs on above (prep costs, legal fees,
             real estate commissions, etc.)                            (725)

          Reserve for lawsuit on one of above parcels                  (250)

          Greenville, SC write-down                                  (1,000)

          Miscellaneous abandoned development or
             acquisition projects                                      (600)

          Impairment and/or disposition of join venture interest     (2,600)

          HR software implementation abandoned                         (200)

                                                                   $(12,925)

          NET NON-RECURRING ITEMS                                  $ (9,925)


                           EXHIBIT C TO LOAN AGREEMENT
                           AUTHORIZED REPRESENTATIVES

1. George Hicks

2. Robert Votteler

                             EXHIBIT D TO AGREEMENT

                 REQUIRED PROPERTY, HAZARD AND OTHER INSURANCE

            (1) A policy or policies of insurance against loss or damage to the Property and all replacement and additions thereto known as "all risk" without exception (other than those expressly approved by Lender). During construction of the Improvements (the "Construction Period"), Borrower shall maintain, or cause to be maintained, builder's risk insurance based upon the "completed value" (and which shall include all insurance required to be carried by "owner" under the provisions of the construction contracts let by Borrower or Manager). Such insurance shall insure the Improvements, including all materials in storage and while in transit during the Construction Period, against loss or damage by fire or other casualty, with extended coverage and with coverage for such other hazards (including "collapse," explosion," "underground hazards," "vandalism and malicious mischief," and coverage in so-called "all-risk" form) as the Lender may from time to time reasonably require. All such insurance shall contain a replacement cost endorsement (which shall evidence coverage of 100% of full replacement cost, with only those deductibles approved by Lender) (or full value coverage, in the case of "builder's risk coverage") and, if required by Lender, an agreed amount endorsement.

            (2) If any portion of the Property is located in an area designated by the Secretary of Housing and Urban Development as having special flood hazards, flood insurance in the maximum available amount.

            (3) Comprehensive public liability insurance, naming Lender an additional insured against legal liability for claims for death, personal injury, bodily injury, or property damage occurring on, in or about the Property and the adjoining land, streets, sidewalks or ways or occurring as a result of construction and use of the Improvements on the Land or as a result of any activities taking place on the Property after construction, with liability insurance limits of not less than $15,000,000 combined single limit for bodily injury and property damage.

            (4) Boiler and machinery insurance commencing at such time as fixtures and equipment are connected and ready for use.

            (5) Workers' compensation insurance issued by a responsible carrier authorized under the laws of the State of Texas to insure employers against liability for compensation or in lieu thereof, such workers' compensation insurance to have such coverage and to be in such amounts as are required by applicable law.

            (6) Business interruption insurance to cover loss resulting from delay of the completion of the Improvements due to a covered peril. After completion, such insurance shall equal not less than twelve (12) months estimated gross revenues less expenses not ordinarily incurred during the period of business interruption.

            (7) Professional liability insurance covering all architects and engineers involved in the design and/or construction of the Improvements.

            (8) Such other insurance coverages in such amounts as Lender may reasonably request consistent with the customary practices of prudent lenders on similar properties.

      Copies of the above policies shall be provided Lender. The form and substance of all insurance policies and/or certificates shall be satisfactory to Lender and shall be issued by the insurer or a duly authorized agent of the insurer and shall be accompanied by evidence of the full payment of premiums.

      All policies of property insurance shall name the Lender as insured, and all liability policies (other than the policies discussed under paragraph (7) above) shall name the Lender as additional insured. The Borrower shall be required to deliver copies of insurance certificates evidencing the insurance coverage required under paragraph (7) received from its architects and engineers in the form required under the Borrower's agreements with such parties. In addition, all insurance required under this Agreement shall be with companies and in form, amounts and with coverage and deductibles reasonably satisfactory to the Lender, and containing a standard mortgagee clause form endorsement naming the Lender as loss payee and mortgagee. All insurance carriers shall have a Best Insurance Guide rating of "A-VIII" or better (or an equivalent rating from another publication of a similar nature as shall be in current use and approved by Lender) and shall be qualified to do business in the State of Texas. All policies shall provide that
(i) the insurance evidenced thereby shall not be canceled or modified without at least thirty (30) days' prior written notice from the insurance carrier to Lender, (ii) no act or omission on the part of the Borrower or Manager shall invalidate the coverage as to the Lender and no act or omission on the part of the Borrower or Manager shall invalidate the coverage as to the Lender and (iii) no claims shall be paid thereunder without ten (10) days' advance written notice to Lender. Furthermore, Borrower shall be required to deliver renewal policies (or certificates evidencing such renewal policies) of all insurance required under this Section 15, together with written evidence of full payment of the annual premiums therefor, at least thirty (30) days prior to the expiration of the existing insurance period. All insurance policies and endorsements shall be fully prepaid and nonassessable. Borrower shall not obtain any separate or additional insurance which is contributing in the event of loss unless Lender is insured thereunder (as its interests may appear) and the policies therefor are reasonably satisfactory to the Lender.

                           EXHIBIT E TO LOAN AGREEMENT


PROJECT BUDGET


                                    Attached